SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.______)

        Filed by the registrant   [X]

        Filed by a party other than the registrant   [   ]

        Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Under Section 240.14a-12

TENNANT COMPANY
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transactions applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
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(4)	Date Filed:

NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS

Time and Date:	10:30 a.m. Central Daylight Time Wednesday, April 28, 2010

Place:	Golden Valley Country Club 7001 Golden Valley Road Golden Valley, Minnesota 55427

Items of Business:	(1) To elect three directors to a three-year term, such that the total number of directors is ten;

(2) To ratify the appointment of KPMG LLP (“KPMG”) as the independent registered public accounting firm of the Company; and

(3) To approve the 2010 Stock Incentive Plan.

Who May Vote:	You may vote if you were a shareholder of record as of the close of business on March 1, 2010.

Proxy Voting:

It is important that your shares are voted, whether or not you attend the meeting. Please vote your shares, as instructed in the Notice of Internet Availability of Proxy Materials, by voting over the Internet as promptly as possible. You may also request a paper proxy card, which will include a reply envelope, to submit your vote by mail or to vote by telephone as described in the Notice of Internet Availability of Proxy Materials. Your prompt response will help reduce solicitation costs incurred by us.

March 19, 2010	Heidi M. Wilson, Secretary

TENNANT COMPANY PROXY STATEMENT

Why did I receive a Notice of Internet Availability of Proxy Materials?

          Tennant Company (“we,” “us,” “our,” “the Company”), on behalf of our Board of Directors (“Board”), is supplying this Proxy Statement in order to obtain your Proxy vote in connection with the Annual Meeting of Shareholders.

          The Annual Meeting will be held at the Golden Valley Country Club, 7001 Golden Valley Road, Golden Valley, Minnesota, on Wednesday, April 28, 2010, at 10:30 a.m. Central Daylight Time.

          The Notice of Internet Availability of Proxy Materials is being mailed to shareholders on or about March 19, 2010.

How do I access the proxy materials?

          Under rules of the Securities and Exchange Commission, we are furnishing proxy materials to our shareholders on the Internet, rather than mailing printed copies to our shareholders. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one as instructed in that notice. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

What is a Proxy?

          The Proxy serves as a ballot for elections to our Board, as well as listing information about any other items to be discussed and voted on at the Annual Meeting. It allows an authorized agent to act on your behalf in the event you do not attend the Annual Meeting in person.

Who is entitled to vote?

          You may vote if you owned shares of our Common Stock as of the close of business on March 1, 2010. As of March 1, 2010, there were 18,800,280 shares of Common Stock outstanding, each entitled to one vote.

How do I vote?

          You may vote in one of four ways:

          1.     By Internet

          You may access the website at www.proxyvote.com to cast your vote 24 hours a day, 7 days a week, until 11:59 p.m. (EST) on April 27, 2010. Please have your Notice of Internet Availability of Proxy Materials or, if you have requested one, your Proxy Card, in hand and the last four digits of your social security number available to verify your identity. Follow the instructions provided to obtain your records and create an electronic ballot.

          2.     By Phone

          Request a proxy card from us by following the instructions on your Notice of Internet Availability of Proxy Materials. Then you may call 1-800-690-6903 by using any touch-tone phone, 24 hours a day, 7 days a week, until 11:59 p.m. (EST) on April 27, 2010. Have your Proxy Card in hand when calling. You will need to provide the last four digits of your social security number to verify your identity. Follow the voice prompts to cast your vote.

          3.     By Mail

          Request a Proxy Card from us by following the instructions on your Notice of Internet Availability of Proxy Materials. Mark, sign and date your Proxy Card and return it in the postage-paid envelope that will be provided, or return it to Tennant Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

          4.     In person at the Annual Meeting

          All shareholders may vote in person at the Annual Meeting. Paper ballots will be available for voting at the meeting. Shareholders who hold their shares beneficially in street name, through a broker or bank, may be able to vote by telephone or the Internet as well as by mail. You should follow the instructions received from your broker or bank to vote your shares.

How is my Proxy voted?

          Shares represented by Proxy will be voted in the following manner:

•	As specified by the Proxy, or

•	Where a Proxy is submitted, but no specification is given, shares will be voted FOR all nominees and proposals in this Proxy Statement.

Why should I vote?

          Your vote is important! It ensures that your ownership interests are represented even if you are unable to attend the Annual Meeting in person. A promptly voted Proxy will save us additional solicitation expense.

Can I change my Proxy vote even after it is submitted?

          Proxies may be revoked at any time before being voted at the Annual Meeting. The Proxy may be revoked only by use of the following methods:

•	Sending written notice of revocation to the Company’s address listed on page 3 of this Proxy Statement

•	Revoking in person at the Annual Meeting

•	Delivering a later dated Proxy to an officer of the Company

          Personal attendance and voting in person will not revoke a written Proxy.

How many votes are needed to hold the Annual Meeting?

          The meeting can take place when holders of a majority of the outstanding common stock, either in person or by Proxy, are present at the meeting. This is known as a quorum. Abstentions and broker non-votes will be counted as present when determining whether a quorum exists.

How many votes are needed to elect directors?

          As established by Minnesota Statute 302A.215, the affirmative vote of a plurality of outstanding shares present and entitled to vote is required to elect each director nominated. The director nominees with the most votes will be elected. If you (or a broker), either in person or by Proxy, withhold or do not give authority to vote for a director, your shares will not be voted in favor of such director nominee.

How many votes are needed to ratify KPMG as the independent registered public accounting firm for our Company?

          The affirmative vote of the holders of a majority of outstanding shares present and entitled to vote is required to ratify the appointment of KPMG as our independent registered accounting firm. For this purpose, a shareholder voting through a Proxy who abstains with respect to ratification of KPMG is considered to be present and entitled to vote, and is in effect a negative vote; however, broker non-votes will not be counted as votes on this matter and will have no effect.

How many votes are needed to approve our 2010 Stock Incentive Plan?

          The affirmative vote of the holders of a majority of the outstanding shares present and entitled to vote is required for approval of the 2010 Stock Incentive Plan. For this purpose, a shareholder voting through a Proxy who abstains with respect to approval of the plan is considered to be present and entitled to vote on the approval of the plan at the Annual Meeting, and is in effect a negative vote. Under New York Stock Exchange rules, the votes cast on this proposal must exceed 50 percent of all shares entitled to vote. Accordingly, a shareholder who does not give authority to a Proxy to vote, including a broker non-vote, on the approval of the plan shall have the effect of a negative vote.

Can my broker vote my shares on behalf without receiving voting instructions from me?

          The election of directors and approval of the 2010 Stock Incentive Plan will be considered proposals on which your broker does not have discretionary authority to vote. Thus, if your shares are held in street name and you do not provide instructions as to how your shares are to be voted on these matters, your broker or other nominee will not be able to vote your shares in these matters. Accordingly, we urge you to provide instructions to your broker or nominee so that your votes may be counted on these matters. You should vote your shares by following the instructions provided on the voting instruction card that you receive from your broker.

Who can solicit Proxies?

          To assist us in soliciting Proxies for the Annual Meeting, we have retained Morrow & Co., LLC, for a total fee not to exceed $8,000 plus out-of-pocket expenses. Solicitation will be principally sent by mail. Officers or employees of our Company may also solicit Proxies personally, by telephone, or special letter from some shareholders.

Who will pay the cost of this Proxy solicitation?

          Expenses for the solicitation of Proxies will be paid for by us. Brokerage houses and other custodians, nominees and fiduciaries will be reimbursed by us for expenses to send Proxy materials to their principals.

What address should I use for correspondence with the Company?

          Our principal executive office is located at 701 North Lilac Drive, P.O. Box 1452, Minneapolis, Minnesota, 55440-1452.

If you have questions or need additional Proxy material, please contact our Solicitation Agent:

Morrow & Co., LLC
470 West Avenue – 3rd Floor
Stamford, CT 06902

Banks and Brokerage Firms, please call (203) 658-9400
Shareholders, please call (800) 607-0088.

BOARD OF DIRECTORS INFORMATION

Director nominees for terms expiring in 2013 (Class III Directors):

WILLIAM F. AUSTEN, 51	Director Since 2007

•

Vice President, Operations, Bemis Company, the largest flexible packaging company in the Americas and a major international manufacturer of pressure-sensitive materials used for labels, decoration and signage, since 2004.

•	President and Chief Executive Officer of Morgan Adhesives Company from 2000-2004; various positions with General Electric Company from 1980-2000, culminating in General Manager, Switch Gear Business.
•	Member of the Compensation, Governance and Executive Committees.

JAMES T. HALE, 69	Director Since 2001

•	Corporate Governance Consultant since 2004.
•

Executive Vice President, General Counsel and Corporate Secretary of Target Corporation from 2000-2004. Senior Vice President, General Counsel and Corporate Secretary of Target Corporation from 1981-2000. Held various Vice President positions at General Mills, Inc., from 1979-1981. Practiced law at Faegre and Benson LLP from 1966-1979.

•	Chair of the Governance Committee, member of the Compensation and Executive Committees.

H. CHRIS KILLINGSTAD, 54	Director Since 2005

•	President and Chief Executive Officer, Tennant Company, since December 2005.
•

Vice President – North America for Tennant Company, from 2002-2005. Held several senior management positions with The Pillsbury Company, including Senior Vice President and General Manager, from 1990-2002. International Business Development Manager at PepsiCo Inc., from 1982-1990. Financial Manager for General Electric, from 1978-1980.

Directors whose terms expire in 2011 (Class I Directors):

CAROL S. EICHER, 51	Director Since 2008

•

Business Director, Performance Monomers for The Dow Chemical Company, a manufacturer and seller of chemicals, plastic materials, agricultural and other specialized products and services, since April 2009, and Vice President/Global Business Director, Primary Materials and Process Chemicals, Rohm and Haas Company, a developer of solutions for the specialty materials industry, since 2003.

•

General Manager, Americas & Europe, Electronics, Organic Specialties for Rohm and Haas, from 2001-2003. Business Director, Organic Specialties for Rohm and Haas, from 2000-2001. Held various senior management positions with Ashland Chemical Company, a division of Ashland, Inc., from 1992-2000. Held various management positions with E.I. DuPont de Nemours and Company, Inc., from 1979-1992.

•	Member of the Audit, Governance and Executive Committees.

DAVID MATHIESON, 55	Director Since 2006

•	Senior Vice President and Chief Financial Officer, RSC Holdings, Inc., a provider of equipment rental services, since January 2008.
•

Vice President and Chief Financial Officer of Brady Corporation, an international manufacturer and marketer of identification solutions and specialty materials, from 2003-2007, European Finance Director of Brady Corporation from 2001-2003. Held a number of executive positions with Honeywell International, Inc., from 1981-2001, including Vice President and Chief Financial Officer of Honeywell Europe.

•	Chair of the Audit Committee, member of the Governance and Executive Committees.

DONAL L. MULLIGAN, 49	Director Since 2009

•	Executive Vice President and Chief Financial Officer for General Mills, Inc., the world’s sixth largest food company, since 2007.
•

Held executive positions at General Mills, Inc., since 2001, including Vice President Financial Operations for the International division; Vice President Financial Operations for Operations and Technology and Vice President and Treasurer. Served as Chief Financial Officer - International at The Pillsbury Company from 1999-2001. Held various international positions at PepsiCo, Inc., and YUM! Brands, Inc., including Regional CFO – Americas, Finance Director – Asia and Finance Director – Canada, from 1987-1998.

•	Member of the Audit and Executive Committees.

STEPHEN G. SHANK, 66	Director Since 2000 Lead Director Since 2009

•	Retired CEO and Chair of Capella Education Company; current member of Board of Directors.
•

Chair of the Board of Capella Education Company, an accredited online university offering undergraduate and graduate degree programs, from 1993-February 2010. Chief Executive Officer of Capella Education Company from 1993-March 2009. Chairman and Chief Executive Officer of Tonka Corporation from 1979-1991, and as General Counsel from 1974-1978. Began his career as an attorney at Dorsey & Whitney in 1972.

•	Chair of the Compensation and Executive Committees, member of the Governance Committee.

Director whose terms expire in 2012 (Class II Directors)

JEFFREY A. BALAGNA, 49	Director Since 2004

•

President and Chief Executive Officer, Carlson Marketing Worldwide, a marketing, travel and hospitality company, since August 2008, current member of the Board of Directors of Carlson Marketing Worldwide.

•

Executive Vice President, Chief Information Officer and Customer Technology Officer at Carlson Companies from 2005-2008. Senior Vice President and Chief Information Officer of Medtronic, Inc., from 2001-2005. General Manager – Operations and eBusiness at General Electric Medical Systems America from 1999-2001.

•	Member of the Audit and Executive Committees.

STEVEN A. SONNENBERG, 57	Director Since 2005

•	Executive Vice President, Emerson Electric Company & Business Leader, Emerson Process Management, a worldwide technology and engineering company, since October 2008.
•

President of Rosemount, Inc., a division of Emerson Electric Company, from 2002-October 2008. Held various positions with Rosemount and Emerson, including General Manager of Rosemount China and most recently President of Emerson Process Management Asia Pacific, from 1992-2002.

•	Member of the Compensation, Governance and Executive Committees.

DAVID S. WICHMANN, 47	Director Since 2009

•	Executive Vice President, UnitedHealth Group, a diversified health and well-being company, and President, UnitedHealth Group Operations, since April 2008.
•

Held various executive positions at UnitedHealth Group since 1998 including President, Commercial Market Group; President and Chief Operating Officer, UnitedHealthcare; President and Chief Executive Officer, Specialized Care Services; and Senior Vice President, Corporate Development. Chief Financial Officer at Advance Machine Company, from 1992-1994. Partner, Arthur Anderson, from 1995-1998.

•	Member of the Audit, Compensation and Executive Committees.

Meeting Attendance

          During 2009, our Board met on six occasions. All incumbent directors attended at least 80% of Board and respective Committee meetings on which they serve.

          As set forth in our Corporate Governance Principles, all members of our Board are encouraged to attend all annual meetings of shareholders. All of the directors attended the 2009 Annual Meeting of Shareholders, except Mr. Russell, whose term expired at that meeting.

Director Independence

          Our Board uses criteria established by the New York Stock Exchange and the Securities and Exchange Commission to determine director independence. The Governance Committee reviews relevant information no less than annually to determine whether the Board members meet the applicable criteria. Our Board has determined that Ms. Eicher and Messrs. Austen, Balagna, Hale, Mathieson, Mulligan, Shank, Sonnenberg and Wichmann are independent based on the standards referred to above.

          The only relationships that exist between our directors and our Company or management are ordinary course of business commercial transactions involving the purchase of the Company’s products and product maintenance services by companies that employ certain of our directors or our purchase of products and services from companies that employ certain of our directors. These transactions were considered by our Board in determining the independence of our Directors. The Board considered the fact that in 2009, Mr. Balagna was an executive officer of Carlson Marketing Worldwide, Ms. Eicher was an executive officer of Rohm & Haas Company and The Dow Chemical Company, Mr. Mathieson was an executive officer of RSC Holdings, Inc., and Mr. Mulligan was an executive officer of General Mills, Inc., and that their respective companies purchased goods and product maintenance services from us in 2009 in amounts that were less than 2% of our gross revenues (which are greater than $1 million) for the year. Based on the relevant facts and circumstances, neither Messrs. Balagna, Mathieson, Mulligan, nor Ms. Eicher has a material interest in these transactions. In addition, certain of our other non-management directors are affiliated with entities that have business relationships with us involving the purchase and sale of products and product maintenance services; however, the amounts were less than $120,000 in

2009. The Board also considered that the Company has purchased vision insurance from a subsidiary of UnitedHealth Group, Mr. Wichmann’s employer. Based on the relevant facts and circumstances, Mr. Wichmann does not have a material interest in these transactions. Furthermore, the vision insurance purchased by the Company is a standard insurance product with customary premiums and no advisory services are being provided by UnitedHealth Group. The amounts we paid UnitedHealth Group for these services in 2009 were less than 2% of UnitedHealth Group’s gross revenues (which are greater than $1 million).

          The Board was provided with this information and concluded that none of the relationships interfere with the independence of these Directors or present a conflict of interest.

Board Leadership Structure

          Our Board has four standing committees: Audit, Compensation, Governance and Executive. Each of the Board committees is comprised solely of independent directors with each committee having its own chair.

          Our President and Chief Executive Officer (“CEO”), Mr. Killingstad, is a member of the Board. However, as was the case with his predecessor, he has not been appointed as Chair. Historically, the CEO has worked closely with the Chair of the Executive Committee to set and approve the agenda of the Board meetings to ensure that there is an appropriate flow of information to the Board and to make sure that management properly and adequately addresses matters of interest to the Board. Mr. Killingstad conducts the actual Board meetings but up until the recent appointment of a Lead Director, the Chair of the Executive Committee conducted the Executive Committee of the Board, which consists of all non-management directors. The positions of the Lead Director and Chair of the Executive Committee are currently combined.

          The Board appointed Stephen Shank as Lead Director in August 2009, recognizing that, as Chair of the Executive Committee, he had already essentially been performing this role. The Board’s criterion for Lead Director is that he or she must be an independent director appointed by the Board. The role of the Lead Director is to provide independent leadership to the Board, act as a liaison between the non-management directors and the Company and ensure that the Board operates independently of management. The Lead Director is appointed for a one-year term, but the Board retains the right to remove or replace the Lead Director in its discretion. The person serving as Chair of the Executive Committee shall typically also be the Lead Director, unless the Board decides otherwise.

          The principal responsibilities assigned to the Lead Director include:

•	Chairing the Board in the absence of the CEO;
•	Organizing and presiding over all executive sessions of the Board;
•	Serving as liaison between the non-management members of the Board and the CEO;
•	In concert with the CEO and other directors, setting and approving the agenda for Board meetings, including approval of schedules to assure sufficient time for discussion of all agenda items;
•	In concert with the CEO and committee chairs, ensuring the appropriate flow of information to the Board and reviewing the adequacy and timing of documentary materials provided to the Board;
•	Communicating to management as appropriate the results of private discussions among independent directors;
•	Holding one-on-one discussions with individual directors where requested by the directors or the Board;
•	Ensuring his or her availability for consultation and direct communication with major shareholders, if requested by such shareholders; and
•	Carrying out other duties as requested by the Board.

          The Board has chosen this leadership structure because it believes that it fosters good communication between management and the Board, provides strong independent leadership to oversee and challenge management and provides the optimal level of Board involvement in strategic decision making and risk oversight.

Board’s Role in Risk Oversight

          The Board takes an active role in risk oversight of the Company both as a full Board and through its Committees. The agendas for the Board and Committee meetings are specifically designed to include an assessment of opportunities and risks inherent in the Company’s operations, strategies and compensation plans. The Board meets in executive session after each regularly scheduled Board meeting to, among other things, assess the quality of the meetings and to collect feedback for the Lead Director to present to the CEO and management. Such feedback includes any requests for specific information to assist the Board in carrying out its duties, including risk oversight. We believe that the process followed by our independent directors and led by our Lead Director provides an appropriate level of Board oversight of risk.

          In addition, the Company conducts an annual enterprise-wide risk assessment. A formal report is delivered to the Audit Committee and to the Board each December. Risk assessment updates are provided at each regularly scheduled quarterly Board meeting and more frequently if requested by the Board or recommended by management. The objectives for the risk assessment process include (i) facilitating the New York Stock Exchange governance requirement that the Audit Committee discuss policies around risk assessment and risk management, (ii) developing a defined list of key risks to be shared with the Audit Committee, Board and senior management, (iii) determining whether there are risks that require additional or higher priority mitigation efforts, (iv) facilitating discussion of the risk factors to be included in Item 1A of our Annual Report on Form 10-K, and (v) guiding the development of the next year’s audit plans.

          In 2009, the risk assessment process was conducted by members of our outsourced internal auditor, along with members of an internal risk committee (“Risk Committee”) consisting of senior level staff from the legal, finance and risk departments. Members of the Risk Committee and our internal auditor interviewed key department and functional leaders from all sections of the Company to identify and evaluate risks and the steps being taken to mitigate the risks. Any identified risks were prioritized based on the potential exposure to the business, measured as a function of severity of impact and likelihood of occurrence. The process included evaluating management’s preparedness to respond to the risk if realized. The risk profiles and current and future mitigating actions were discussed and refined during subsequent discussions with senior management. A summary of the results of the risk assessment process and our risk mitigation activities was presented to the Audit Committee, provided to the full Board, and discussed by the Board in executive session. Management responded to Board requests for further information and additional mitigation plans.

Board Committees

          As mentioned above, we have the four standing committees of the Board: Audit, Compensation, Governance and Executive. Membership on these committees is limited to independent directors. The Board has determined that each of our committee members is free of any relationship that would interfere with their exercise of independent judgment, and is an independent director within the meaning of the listing standards of the New York Stock Exchange and applicable Securities and Exchange Commission regulations, and if applicable, certain Internal Revenue Code provisions.

Audit Committee

          The Audit Committee is comprised of David Mathieson (Chair), Jeffrey A. Balagna, Carol S. Eicher, Donal L. Mulligan, and David S. Wichmann.

          The Board utilizes the listing standards of the New York Stock Exchange to determine whether the Audit Committee members possess the requisite financial literacy to serve on the Committee. The Board has determined that all Audit Committee members are financially literate and independent.

          At least one member of the Audit Committee must have accounting or related financial management expertise as required by New York Stock Exchange rules. The Audit Committee endeavors to have at all times a member who qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission. Our Board has determined that Messrs. Mathieson, Mulligan and Wichmann satisfy the requirements of an “audit committee financial expert” and that their expertise has been acquired through training and relevant experience.

          The Audit Committee operates under a written charter adopted by our Board, which was most recently amended on February 17, 2010. The Audit Committee is required to meet no less than four times throughout the year and in 2009 met on ten occasions.

           The primary functions of the Audit Committee are to oversee:

•	The integrity of our financial statements,
•	Our compliance with legal and regulatory requirements,
•	The independent registered public accounting firm’s qualifications, independence and performance,
•	The performance of our internal audit function,
•	Our system of internal controls over financial reporting, and
•	Our risk assessment and management policies.

Compensation Committee

          The Compensation Committee for 2009 was comprised of Stephen G. Shank (Chair), William F. Austen, James T. Hale and Steven A. Sonnenberg. David S. Wichmann joined the Committee in February of 2010.

           The Compensation Committee operates under a written charter adopted by the Board, which was most recently amended on February 17, 2010. The Compensation Committee is required to meet no less than two times throughout the year and in 2009 met on three occasions.

           The primary functions of the Compensation Committee are to assist us in maximizing shareholder value by ensuring that executive officers are compensated in accordance with our philosophy, objectives and policies. Specifically, the Compensation Committee has established a total compensation policy that:

•	Supports our overall strategy and objectives,
•	Attracts and retains key executive officers,
•	Links total compensation to financial performance and the attainment of strategic objectives,
•	Provides competitive total compensation opportunities at a reasonable cost while enhancing shareholder value creation, and
•	Discourages risk-taking behavior that would be likely to have a material adverse effect on our Company.

          The Compensation Committee sets the compensation for our key executive officers and evaluates their compensation against performance goals and objectives. The Committee also recommends pay levels for non-management directors including retainers, fees, and benefits for vote by the full Board. Given the inherent conflict of directors setting their own pay levels, these recommendations are reviewed by third parties such as our human resources department and outside consultants.

          Use of Outside Compensation Consultants

          The Compensation Committee engages outside compensation consultants to assist it in the performance of its duties. In July of 2008, the Compensation Committee retained Hewitt Associates LLP (“Hewitt”) to provide independent compensation consulting services with respect to 2009 executive compensation, bonus plans and other matters regarding the Company’s executive compensation and equity plans as well as to study and make recommendations regarding non-management director compensation. The Committee also specifically requested that Hewitt (i) consider and make recommendations regarding the Company’s comparator group based upon size and industry, (ii) propose a simplified market- and performance-based compensation program for 2009, and (iii) propose revised short-term and long-term incentive plans to better address the Company’s strategic priorities. In August of 2009, the Committee retained Hewitt to advise it on 2010 executive and non-management director compensation including (i) making recommendations regarding the form and amounts of executive officer and non-management director compensation, (ii) providing market and performance data as a backdrop to the Committee’s decisions regarding executive officer and non-management director compensation, and (iii) advising the Committee as to best practices and recent legal and regulatory considerations regarding executive officer and non-management director compensation.

          Hewitt reports directly to the Compensation Committee and works collaboratively, as directed by the Chair of the Committee, with management. Hewitt’s primary responsibilities include providing market data and interpretive information on executive compensation best practices and trends and background information for recommendations on compensation packages for the executive officers.

          The Compensation Committee annually evaluates Hewitt’s ability to provide independent advice and has concluded that Hewitt was independent with regard to the services it provided to the Committee in 2009 because (i) it reported directly to the Committee; (ii) the Committee could solicit advice and consultation without management’s direct involvement; and (iii) the majority of the work performed by Hewitt in 2009 was work requested by the Committee. The Committee was aware of occasional work performed for management regarding general human resources projects but believes that such projects are immaterial and did not compromise Hewitt’s independence. In 2009, such work on non-executive compensation matters resulted in fees of less than $120,000.

          The Compensation Committee has established a process to limit potential conflicts of interest should management desire to seek advice from the Committee’s retained outside compensation consultant for non-executive compensation matters. Specifically, the Committee determined that if management desires to use the consultant to provide any advice on non-executive compensation matters, the consultant shall contact the Chair and inform the Chair of such request for non-executive compensation services. The Committee delegated to the Chair the authority to make a decision as to whether the service is appropriate. The Chair is required to inform the Committee of any such request or approval granted no later than at the next scheduled meeting of the Compensation Committee. The outside consultant, no less than annually, must provide a summary to the Committee describing any non-executive compensation services provided to the Company.

          Additional information about the role of the compensation consultant is set forth below under “Compensation Discussion and Analysis, Compensation Determination Process.”

Governance Committee

          The Governance Committee in 2009 was comprised of James T. Hale (Chair), William F. Austen, David Mathieson, Stephen G. Shank and Steven A. Sonnenberg. Carol S. Eicher joined the Committee in February of 2010.

           The Governance Committee operates under a written charter adopted by our Board, which was most recently amended on February 18, 2004. The Governance Committee does not have a required number of meetings. In 2009, the Governance Committee met on three occasions.

           The primary purpose of the Governance Committee is to:

•	Assist the Board in identifying individuals qualified to become Board members,
•	Determine the composition of the Board and its Committees,
•	Lead the Board in its annual review of the Board’s performance, and
•	Develop and recommend to the Board our Corporate Governance Principles.

Executive Committee

          The Executive Committee is comprised of Stephen G. Shank (Chair), William F. Austen, Jeffrey A. Balagna, Carol S. Eicher, James T. Hale, David Mathieson, Donal L. Mulligan, Steven A. Sonnenberg,

and David S. Wichmann, constituting all of the independent, non-management directors. Mr. Shank, as Chair and Lead Director, presides at the Executive Committee meetings.

          The Executive Committee operates under a written charter adopted by the Board which was most recently amended on February 18, 2004. The Executive Committee is to meet no less than four times throughout the year and in 2009 met on four occasions following regularly scheduled Board meetings, which constitute executive sessions.

          The primary purpose of the Executive Committee is to review such matters and take such actions as are appropriate to be reviewed or taken by the non-management directors of the Board, including the annual review of the CEO’s performance and the review and approval of our management succession plan.

Board and Committee Member Nominations, Appointments and Qualifications

Committee Appointments

          Our Board appoints members of its Committees annually upon recommendation of the Governance Committee after taking into account the desires, experiences and expertise of individual directors, the recommendations of the CEO and the benefits of rotating Committee membership.

Director Nomination Process

          The Governance Committee of the Board is responsible for recommending nominees for election to the Board. As required by our Corporate Governance Principles, this Committee is responsible for reviewing with our Board, on an annual basis, the requisite skills and characteristics of individual members. The Committee must also balance the composition of the Board as a whole with the needs of our Company. The Governance Committee reviews all director nominees and recommends to the Board those persons whose attributes it believes are most beneficial to our Company.

          The Committee’s assessment of each director nominee takes into consideration the needs of the Board, the ability to effectively represent the shareholders and stakeholders generally, as well as the following attributes:

•	Experience	•	Skills

•	Diversity	•	Competence

•	Integrity	•	Dedication

          The Board does not have a policy with regard to the consideration of diversity in identifying director nominees; however, as indicated above, diversity is one of the factors that the Board takes into consideration when assessing director nominees. In that regard, the Board defines “diversity” broadly to include race, gender, national origin, functional experience, geographic representation and personal skills and attributes. The Board looks for candidates who have public company experience, have a history of demonstrating strong and ethical leadership, are sufficiently senior and adept at understanding and evaluating strategic and operational risks and have the expertise to create a well-rounded board. During the last five years, the Board has sought to identify, appoint and nominate for shareholder approval candidates with expertise in global expansion, global sales and marketing, mergers and acquisitions, manufacturing and operations, process improvement, financial expertise, and corporate governance.

          The Committee also considers our Corporate Governance Principles, which include the following factors when considering director nominees:

•	The size of the Board	•	Other board service

•	Directors with job changes	•	Retirement

•	Director terms	•	Independence matters

          Once a recommendation is made by the Governance Committee, it is reviewed by the full Board. In making its decision to nominate directors, the Board considers all of the above factors.

Director Qualifications

          All of our directors meet the expectations described above and in addition, each has a particular area of expertise that is of value to the Company and has led to a well-rounded Board. The following describes the particular experience, qualifications, attributes or skills that led the Board to conclude that each of our directors should serve as a director of the Company.

•

Mr. Austen brings a broad strategic perspective as one of the top leaders at Bemis Company where he serves as Vice President, Operations. He is a talented leader in global manufacturing and operations with experience in global mergers, acquisitions and business integration. This experience is relevant to our business due to our international operations and growth through acquisitions.

•

Mr. Balagna has a history of demonstrated leadership in global operations, marketing and technology in his roles at Carlson Marketing Worldwide, Carlson Companies, Medtronic, Inc., and General Electric. His wide-ranging expertise and strong process improvement skills are particularly valuable as we seek to improve our underlying business processes and build a more scalable business model to support global expansion.

•

Ms. Eicher brings a wealth of global manufacturing, operations and merger and acquisition experience from her senior leadership positions at The Dow Chemical Company, Rohm and Hass Company, Ashland Chemical Company and E.I. DuPont de Nemours and Company, Inc. In addition, she has led expansion efforts in developing countries and can provide insights as to the issues we may face as we expand our presence in Brazil, Russia, India, China, the Middle East and other developing countries.

•

Mr. Hale, the former General Counsel and Executive Vice President of Target Corporation, has significant experience working with public company corporate governance and he continues to speak nationally on corporate governance. As part of his past legal experience in private practice and in-house at General Mills, Inc., and Target Corporation, he has also acquired significant experience with mergers and acquisitions, an important component of our growth strategy.

•

Mr. Killingstad, our President and CEO, through his work with General Electric, PepsiCo, Inc. and The Pillsbury Company, as well as with the Company, has led global expansion and turnaround efforts and has developed expertise in the areas of product innovation, brand marketing and building strong leadership teams. He has also developed and grown start-up enterprises within a corporate environment, a skill that he is applying to our chemical-free business expansion.

•

Mr. Mathieson, a Scottish native, brings global financial expertise from his role of Chief Financial Officer in RSC Holdings, Inc., and several multinational public companies, including Brady Corporation and Honeywell, Inc. In addition he has led global acquisition teams and implemented systematic processes to measure and enhance operational effectiveness, a skill set that has proved invaluable to us as we have cut costs and sought to make our internal operations more scalable.

•

Mr. Mulligan, the most recent addition to the Board, is the Executive Vice President and Chief Financial Officer for General Mills, Inc. He was selected by the Board not only because of his financial expertise and his various senior financial and operations leadership positions at large multinational public companies, but because of his knowledge in developing, marketing and branding innovative products, which is particularly relevant to our business, which involves the regular introduction of new products to the market.

•

Mr. Shank has a unique background and skills that qualify him not only to be on the Board, but to serve in the role of Lead Director. He was a corporate lawyer with Dorsey & Whitney, a well-recognized Minneapolis law firm, served as General Counsel and then became the CEO of Tonka

Corporation, and developed and took public one of the first successful accredited online universities, Capella Education Company. He has been CEO and Chair of Capella and recently retired, but will continue to serve on Capella’s board. He is able to devote considerable attention to our Company matters and brings a visionary yet disciplined approach to our business.

•

Mr. Sonnenberg is an expert in global sales, operations and expansion. His leadership roles with Emerson Electric Company and its various divisions have helped him acquire a specific expertise in process improvement, grounded in systems and metrics that are critical to successful, scalable growth and expansion, which applies directly to our recent process improvement and growth initiatives.

•

Mr. Wichmann, who is new to the Board this year, was selected by the Board for his global financial and operations expertise. In addition to being a seasoned senior executive with the UnitedHealth Group, he has experience across multiple businesses through his early consulting practice with Arthur Anderson and as Chief Executive Officer of a company in the same business segment as our Company.

          As noted above, the Governance Committee and the Board appointed two new directors in 2009, Mr. Mulligan and Mr. Wichmann. The Board specifically sought candidates with global and strategic financial expertise who could serve on our Audit Committee and sought individuals with a reputation for effective and ethical leadership, as well as an understanding of strategic risk. Although the Board has previously retained search firms to assist in the identification of candidates, this year it used an internally developed search process led by the Governance Committee to support the Company’s commitment to reducing expenses given the state of the economy in 2009. The process included research into chief financial officers and other senior management with financial and leadership expertise at Minnesota public companies, a review of the results, and interviews of potential candidates. Mr. Mulligan and Mr. Wichmann, both of whom were identified by non-management directors, were selected and nominated because they met the above criteria and brought the specific expertise described above.

Shareholder Nominations

          The Governance Committee will consider director candidates recommended by shareholders. Shareholder recommendations must be accompanied by a sufficiently detailed description of the candidate’s background and qualifications. The Committee will evaluate the candidate using the same aforementioned criteria. To recommend a qualified candidate, shareholders should write to the Chair of the Governance Committee at our principal executive office listed on page 3.

          If a shareholder wishes to nominate a director other than a person nominated by the Board of Directors, under our Restated Articles of Incorporation a shareholder of record must submit to our secretary a written request that a person’s name be placed in nomination. This request must be received not less than 75 days prior to the date fixed for the meeting, along with the written consent of the proposed nominee to serve as a director.

Communication with the Board of Directors

          All interested parties, including shareholders, may communicate with the independent members of the Board by writing to the Lead Director at:

ATTN: General Counsel, Mail Drop #29 Tennant Company 701 North Lilac Drive P. O. Box 1452 Minneapolis, MN 55440-1452

          All of the communications will be delivered to the General Counsel who will forward communications to the appropriate member(s) of the Board to address the matter.

Committee Charters and Other Governance Documents

          All four Committee Charters, as well as other governance documents including our Corporate Principles and Business Ethics Guide, are available online by following these instructions:

•	Go to our website at www.tennantco.com
•	Click on “Investor Relations”
•	Click on “Corporate Governance”

Director Compensation for 2009

          Non-management directors are compensated with an annual cash retainer of $30,000, meeting fees of $1,000 per meeting, and annual grants of 1,500 shares of restricted stock and 2,000 stock options. Committee chairs receive an additional cash stipend of $5,000, except for the Audit Committee chair, who receives a $10,000 stipend. Fees earned may be paid in cash or elected to be deferred under the Tennant Company Executive Non-Qualified Deferred Compensation Plan. For additional information on this plan, see the Non-Qualified Deferred Compensation discussion under “Compensation Discussion and Analysis, Compensation Elements, Other Plans, Agreements and Special Payments, Non-Qualified Deferred Compensation.”

          With the exception of meeting fees, all other compensation paid to our directors who joined the Board between annual shareholder meetings is pro-rated for partial years of Board service. All directors operate under this compensation arrangement. Each Board Year commences on the date of the annual meeting of shareholders in such year.

          This non-management director compensation package is reviewed periodically by the Compensation Committee and the Board using external data derived from the outside compensation consultant’s review of proxy and survey data from the same sources as used in the executive compensation determination process. See, “Compensation Discussion and Analysis, Compensation Determination Process.” The Board elected to maintain the above-described compensation package for the Board years commencing with the 2008 and 2009 annual shareholder meetings.

          The Board adopted a stock ownership goal for non-management directors of five times their annual cash retainer paid by the Company, to be attained within five years from the date of election to the Board. Progress toward these ownership grants is measured once each year at the time of the February Board meeting. Ownership levels are calculated using the estimated after-tax value of restricted and unrestricted shares and the potential gains from vested and unvested options, as of the close of market on December 31 of the year immediately preceding the year of calculation. Directors who have served on our Board for five years or more have achieved their goals. Newer Board members are on pace for achieving their ownership targets within the five-year period.

          The table below summarizes compensation paid to non-management directors for fiscal 2009:

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)(4)	Stock Awards ($)(5)(6)	Option Awards ($)(5)(6)	Total ($)
William F. Austen	41,000	29,310	10,283	80,593
Jeffrey A. Balagna	43,000	29,310	10,283	82,593
Carol S. Eicher	44,000	29,310	10,283	83,593
James T. Hale	55,000	29,310	10,283	94,593
David Mathieson	59,000	29,310	10,283	98,593
Donal L. Mulligan(1)	11,932	—	—	11,932
Edwin L. Russell(2)	4,000	—	—	4,000
Stephen G. Shank	47,000	29,310	10,283	86,593
Steven A. Sonnenberg	40,000	29,310	10,283	79,593
David S.Wichmann(3)	25,769	27,492	12,843	66,104

(1)

Mr. Mulligan was appointed to the Board on December 16, 2009. The amount of Mr. Mulligan’s annual cash retainer for 2009 was prorated to account for his partial year of service. His stock option and restricted stock awards will also be prorated but pursuant to the terms of our equity award approval policy, could not be granted until February 26, 2010, the date that the blackout period for trading ended pursuant to our insider trading policy.

(2)	Mr. Russell’s term on the Board expired on April 29, 2009. The fees earned represent Mr. Russell’s meeting attendance in the first quarter of 2009.

(3)

Mr. Wichmann was appointed to the Board on August 19, 2009. The amount of Mr. Wichmann’s annual cash retainer and stock option and restricted stock awards for 2009 were prorated to account for his partial year of service.

(4)	Includes annual retainer and meeting fees paid in cash as well as deferred.

(5)

The valuation of stock and option awards is calculated using the aggregate grant date fair value, computed in accordance with FASB ACS Topic 718. Note 15 – “Stock Based Compensation,” for a description of the assumptions used in such valuation.

(6)	The following table shows the aggregate number of stock awards and option awards held by each person who served as a non-management director during 2009, as of December 31, 2009:

STOCK AND OPTION AWARDS

Name	Outstanding Shares (#)	Outstanding Options (#)
William F. Austen	4,829	6,438
Jeffrey A. Balagna	7,932	12,000
Carol S. Eicher	2,548	3,397
James T. Hale	12,776	22,000
David Mathieson	5,260	7,014
Donal L. Mulligan	—	—
Edwin L. Russell	6,899	7,334
Stephen G. Shank	13,432	23,800
Steven A. Sonnenberg	6,742	9,484
David S. Wichmann	1,039	1,385

Director Compensation for 2010

          Based on a review of external data presented by Hewitt showing that the compensation of the non-management directors of the Company was below that of our comparator group, at its meeting on February 17, 2010, the Board approved several changes to the non-management director compensation package. For the Board Year commencing with the 2010 annual shareholders’ meeting, the Compensation Committee recommended and the Board approved the following: (i) an annual $10,000 cash stipend be paid to the Lead Director/Chair of the Executive Committee; (ii) an increase in the annual retainer from $30,000 to $40,000; (iii) an increase in the meeting fees from $1,000 per meeting to $1,500 per meeting; (iv) an annual grant of restricted shares with a fair market value of $30,000 as of the grant date; and (v) an annual grant of stock options with a fair market value of $30,000 as of the grant date. The annual $10,000 cash stipend to the Audit Chair and the annual $5,000 cash stipend to the Chairs of the Governance and Compensation Committees remained unchanged from 2009.

ITEM 1 – ELECTION OF DIRECTORS

          Our Restated Articles of Incorporation state that directors are elected for staggered three-year terms, with approximately one-third of the directors elected each year.

          At the Annual Meeting, three directors are to be elected. If elected, each will serve a three-year term to expire at the time of the Annual Meeting in 2013 and, in each case, until their successors are elected and have qualified. Each nominee has expressed his willingness to serve. In the event that any of the nominees is not a candidate at the Annual Meeting, it is the intention of the named Proxies on the enclosed Proxy Card to vote in favor of the remaining named nominees and to vote for a substitute nominee selected by the Governance Committee.

          Our Board upon recommendation of the Governance Committee, has designated William F. Austen, James T. Hale and H. Chris Killingstad as nominees for election at the 2010 Annual Meeting to serve a three-year term expiring in 2013.

          Our Board of Directors, upon recommendation of the Governance Committee, recommends a vote FOR each of the director nominees.

AUDIT COMMITTEE AND INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM INFORMATION

Fees Paid to Independent Registered Public Accounting Firm

          The following table represents fees for professional services rendered by KPMG for the audit of our annual consolidated financial statements and fees billed for tax services rendered by KPMG for the years ended December 31, 2009, and 2008:

Description of Fees	2009 Amount	2008 Amount
Audit Fees(1)	$1,381,000	$979,000
Audit-Related Fees(2)	26,000	44,000
Tax Fees(3)	319,000	234,000
Total	$1,726,000	$1,257,000

(1)

Audit Fees for 2009 and 2008 include professional services rendered in connection with the audit of our consolidated financial statements, including quarterly reviews, statutory audits of certain of our international subsidiaries and the audit of internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

(2)

2009 Audit-Related Fees consisted primarily of procedures related to review of our Form S-3 and SEC comment letter. 2008 Audit-Related Fees consisted primarily of accounting consultations in connection with acquisitions.

(3)	Tax Fees for 2009 and 2008 consisted primarily of international expatriate tax services and international tax compliance and consulting services.

          The Audit Committee has adopted a Pre-Approval Policy for Non-Audit Services, which appears on our website as an exhibit to the Audit Committee charter. All services were performed in compliance with the Pre-Approval Policy. The Audit Committee has determined that the provision of the above non-audit services was compatible with maintaining the independence of our independent registered public accounting firm.

Audit Committee Report

          The Audit Committee’s meetings are designed to facilitate and encourage private communication between the Committee and our independent registered public accounting firm, KPMG. In addition, the Committee complied with its charter responsibilities and reviewed and discussed the audited consolidated financial statements with management. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the FASB Accounting Standards Codification relating to Auditor’s Communication With Those Charged With Governance.

          Our independent registered public accounting firm also provided to the Committee the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding independence, and the Committee discussed with the independent registered public accounting firm the firm’s independence.

          Based upon the Committee’s discussion with management and the independent registered public accounting firm and the Committee’s review of audited consolidated financial statements and the report of the independent registered public accounting firm to the Committee, the Committee recommended that the Board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

Members of the Audit Committee

David Mathieson (Chair)	Jeffrey A. Balagna	Carol S. Eicher
Donal L. Mulligan	David S. Wichmann

ITEM 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          At the Annual Meeting, the shareholders will vote on the proposal to ratify the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2010.

          KPMG is an independent registered public accounting firm that has audited our accounts annually since 1954. We have been advised that a representative of the firm will attend the Annual Meeting. The representative will be available to respond to appropriate questions and will be given the opportunity to make a statement if the firm so desires.

          Our Board of Directors, upon recommendation of the Audit Committee, recommends a vote FOR ratification of KPMG LLP as our independent registered public accounting firm.

EXECUTIVE COMPENSATION INFORMATION

Compensation Discussion and Analysis

Overview

          The Compensation Committee of our Board (the “Committee”) administers and makes decisions regarding our executive compensation and benefit programs. The following discussion should be read in conjunction with the Summary Compensation Table and related tables and footnote disclosure setting forth the compensation of our CEO and other executive officers named in the Summary Compensation Table (the “Named Executives”).

          As a result of the economic conditions at the start of 2009, the Committee decided, taking into account the recommendation of management, that in 2009 there would be no increase of the base salaries for our executive officers, including our Named Executives. Our executive officers received no incentive payments in 2009 from either the 2008 Short-Term Incentive Plan (“STIP”) or the 2006-2008 Long-Term Incentive Plan (“LTIP”) because the global economic downturn in 2008 resulted in no year-over-year Economic Profit (“EP”) improvement. No incentive payments were earned under the 2007-2009 LTIP for the same reason, and we anticipate that the 2008-2010 LTIP will also be negatively impacted by our 2008 performance. For a detailed description of the STIP, LTIP and definition of EP, see the Short-Term Incentive Plans and Long-Term Incentive Plans sections under “Compensation Elements.”

          In early 2009, the Committee approved new performance metrics for the 2009 STIP, reflecting the then current economic conditions and a desire to focus management incentives on improving the Company’s operating profit (“OP”) and operating cash flow (“OCF”). The design of the 2009 LTIP focused on stock appreciation for the 2009-2011 fiscal years and consisted of a mix of stock options, restricted stock units payable in cash and restricted stock. For more details, see the Short-Term Incentive Plans and Long-Term Incentive Plans sections under “Compensation Elements.”

          For 2009, with respect to the STIP, the Company’s OP goal was $10,900,000 (weighted 70%) and its OCF goal was $23,100,000 (weighted 30%). Achieving these goals would have entitled the executive officers to earn 75% of their target payout. The Company exceeded these goals resulting in a payout of 135-140% of the Named Executives’ target bonus. Additional information on the 2009 STIP payout and calculation is discussed in the 2009 STIP section under “Short-Term Incentive Plans.”

          For 2010, the Committee used the same basic plan design as implemented in 2009 with the following changes. The OCF metric used in the 2009 STIP was replaced by a working capital metric. The 2010-2012 LTIP was revised to replace the time-based Restricted Stock Units (“RSUs”) with performance-based RSUs that are paid in cash at the end of the three years if the performance target is achieved. The performance target used for the 2010-2012 RSUs is a return on invested capital (“ROIC”) relative to internal and peer group performance metrics. Additional information on the 2010 STIP design is discussed in the 2010 STIP section under “Short-Term Incentive Plans.” Additional information on the 2010 LTIP design is discussed in the 2010 LTIP section under “Long-Term Incentive Plans.”

Compensation Objectives

          Our overall objective is to align executive compensation with the short- and long-term goals of our Company and our shareholders. In addition, we seek to offer a program that provides a comprehensive compensation package that is competitive with those of similarly-sized U.S. durable goods manufacturing companies. Our compensation programs take into account that an executive’s actual compensation level may be greater or less than average competitive levels based on our annual and long-term financial performance against pre-established goals, the individual’s performance against financial goals, and the individual’s scope of responsibilities.

          Specifically, our compensation programs are designed to:

•	Create a relationship between pay and performance by providing a strong link between our short- and long-term business goals and executive compensation,

•	Attract and retain high-caliber key executive officers who can create long-term financial success for our Company and enhance shareholder return,

•	Motivate executive officers to achieve our goals by placing a significant portion of pay at risk,

•	Align the interests of executive officers with those of our shareholders by providing a significant portion of compensation in stock-based awards, and

•	Discourage risk-taking behavior that would be likely to have a material adverse effect on our Company.

Compensation Determination Process

          The Committee typically meets two to three times a year to consider various aspects of executive and non-management director compensation. Among other things, it decides how to allocate executive compensation between base salary, short-term and long-term variable pay, and equity awards (together, “Total Compensation”), and also determines the target level of Total Compensation for each executive. The Committee seeks to set Total Compensation and the allocation between each element so that it is consistent with our compensation objectives.

          When setting the executive officers’ Total Compensation, the Committee considers both internal and external data. It receives information from our human resources department and the CEO regarding (i) each executive officer’s performance, tenure, experience, management capabilities and contributions to our operations, and (ii) the tactical and strategic value to us of specific skill sets of certain key executives. The Compensation Committee and the Executive Committee also obtain detailed information about the performance of the CEO from the human resources and finance departments, the CEO and Hewitt. The Committee receives external reference data, primarily in the form of competitive market data, from its outside compensation consultant. Since 2008, the Committee has used Hewitt to provide such external market information. See discussion regarding “Use of Outside Compensation Consultants” under the “Compensation Committee” description. For 2009 and 2010, the Committee reviewed competitive market data drawn from the proxy data of the comparator group identified below, the survey data from the Hewitt Total Compensation MeasurementTM database (“Survey Data”), and Hewitt’s analysis of the collected data.

          Comparator Group

          The comparator group used for benchmarking 2009 Total Compensation for the Named Executives and for our non-management director compensation is comprised of companies that (i) have annual revenues in line with ours, (ii) have a global presence, (iii) are in the same general industry as us, and (iv) are contained in Hewitt’s proprietary survey database, thereby giving the Committee access to detailed compensation and plan design information.

          The 22 companies that make up our current comparator group are:

Ameron International	Mueller Water Products, Inc.
Chart Industries, Inc.	Nordson Corporation
Circor International, Inc.	Omnova Solutions, Inc.
Donaldson Company, Inc.	Polaris Industries, Inc.
Esco Technologies, Inc.	Robbins & Myers, Inc.
Federal Signal Corporation	Sauer-Danfoss, Inc.
H.B. Fuller Company	Thermadyne Holdings Corporation
Graco, Inc.	Treadgear Corporation
Johnson Outdoors, Inc.	Trimas Corporation
Kaydon Corporation	Valmont Industries, Inc.
Milacron, Inc.	Zep, Inc.

          Setting Compensation Levels

          For 2009, the Committee used the external reference data described above to benchmark the positions of all of the Named Executives. This reference data is one of the many factors considered by the Committee and provides a contextual backdrop for the Committee’s deliberations. Management uses the reference data to provide an estimate of the range of possible Total Compensation for an executive with similar duties at a company similar to us in size, scope and complexity.

          As previously described, our compensation programs also take into account that an executive’s actual compensation level may be higher or lower than a market-based target for Total Compensation based on our annual and long-term financial performance against pre-established goals, the individual’s performance against financial goals, and the individual’s scope of responsibilities. Internal data regarding areas of responsibility, strategic contributions and performance are key drivers in setting Total

Compensation for our Named Executives. The Committee compares each Named Executive’s experience and responsibilities to determine a relative ranking among the Named Executives, in an effort to create internal pay equity.

          For 2009, the Committee established target Total Compensation for the individual Named Executives based on the relevant internal and external data and the above-described factors. The Committee generally placed our Named Executives into four tiers for Total Compensation. The most highly paid Named Executive was our President and Chief Executive Officer, Chris Killingstad, due to his key role in setting the strategic direction of the Company and driving the Company’s overall performance. The Committee’s intent was that the next most highly paid Named Executive be our Chief Financial Officer, Tom Paulson, due in large part to the fact that Mr. Paulson has a broader role than a typical CFO and in fact performs many of the functions of a typical chief operating officer, including overseeing our information technologies group. The Vice President of International, Karel Huijser, and Vice President of Global Operations, Don Westman, comprised the third tier; and our Vice President of Administration, Thomas Dybsky, was in the fourth tier for Total Compensation. Despite the intended tiering described above, Mr. Huijser’s Total Compensation is above that of many of the Named Executives due to the fact that (i) he receives perquisites not paid to other officers because of the different compensation package structures common for a person in his position based in Europe, and (ii) he is paid in Euros and his relative position in terms of U.S. dollars is affected by fluctuations in the value of the Euro.

          As part of the process in setting Total Compensation each year, the Committee also determines the relative mix for each Named Executive between fixed compensation and variable compensation, keeping in mind our compensation objectives. The Committee has increased the relative proportion of each executive officer’s variable compensation over the past several years in an effort to increase the amount of the executive officer’s Total Compensation at risk. This reflects the Committee’s belief that as an executive officer’s scope and level within the organization increases so does their ability to impact our financial results and increase shareholder value. With this in mind for 2009, Mr. Killingstad’s target Total Compensation was allocated approximately 68% to variable compensation and 32% to fixed compensation, and Mr. Paulson’s target Total Compensation was allocated 50% to each component. For each of the other Named Executives their Total Compensation was allocated approximately 45% to variable compensation and 55% to fixed compensation.

          Role of the Committee and the Executive Officers in the Compensation Process

          The Committee ensures that our executive compensation and benefit programs are consistent with our compensation philosophy and other corporate goals and makes decisions regarding our Named Executives’ compensation and, subject to final approval from the Executive Committee, our CEO’s compensation. It is responsible for approving the Named Executives’ Total Compensation and analyzing other benefits and perquisites for executive officers.

           The Committee conducts a comprehensive review of Named Executive compensation in February of each year. The Committee deliberates in executive session to determine the level of Total Compensation for the CEO to be recommended to the Board. The Executive Committee of the Board completes an annual performance evaluation on Mr. Killingstad in February of each year and reviews other internal performance evaluations, a competitive market analysis and information provided by Hewitt and by our human resources staff which includes our Vice President, Administration. For the other Named Executives, the Committee takes into consideration the recommendations of the CEO, based on Company and individual performance evaluations, competitive market data and feedback provided by Hewitt and by our Vice President, Administration.

Compensation Elements

          We seek to achieve our compensation objectives using the following elements of compensation:

Annual Compensation

Base Salary

          On an annual basis, the Committee determines base salaries for executive officers including the Named Executives. We use base salaries to provide competitive compensation to attract and retain talented executive officers. The Committee considers the following factors in setting annual base salaries:

•	The individual’s experience and scope of responsibility,

•	The individual’s level of performance,

•	Any promotions or increases in responsibility, and

•	Competitive salaries within the market, drawing on data from our compensation survey analysis and our comparator group.

          For 2009, at the request of management and in response to the current global economic downturn, the Committee awarded no increases in annual base salary for the executive officers including the Named Executives. The decision not to increase base salaries was solely based on economic conditions and did not reflect a decision that the executive officers did not merit an increase based on market data or other factors.

          For 2010, the Committee approved 3% raises to all the Named Executives, effective April 1, 2010. These raises are subject to being delayed should the Company postpone the reinstitution of merit increases for non-executive employees past April 1, 2010.

Short-Term Incentive Plans

2009 STIP

          Bonus awards under the STIP are paid in cash and dependent on achievement of annual performance goals established by the Committee for the Company or the relevant business line. Our 2009 STIP used Operating Profit (“OP”) (weighted 70%) and Operating Cash Flow (“OCF”) (weighted 30%) to evaluate the Company’s annual financial performance. OP is determined by measuring gross sales minus operating expenses, which includes the cost of sales and selling and administration expenses. OCF is determined by calculating earnings before interest (with depreciation and amortization included) minus taxes. The Committee selected these metrics because they (i) balance growth and continued operational improvement, (ii) directly measure results that would be impacted by strong performance of management, and (iii) are broadly used by other companies, easily understood by investors and reflect compensation-setting best practices. With respect to our STIP, the Committee has authority to interpret the plan and adjust the metrics and take other actions in its sole discretion to assure that the plan operates consistently with the Committee’s goals, so long as its actions do not cause awards under the plan to fail to qualify as performance-based compensation.

          Target bonus levels under the 2009 STIP were set as a percentage of a Named Executive’s base salary. For 2009, the Named Executive’s target STIP percentages were increased reflecting the Committee’s attempt to bring the Named Executive’s Total Compensation closer to the median of the external reference data. The Named Executive’s target bonus levels were increased as follows: our CEO’s target was increased from 85% to 115% of annual base salary; our Vice President, Chief Financial Officer’s target was increased from 50% to 60% of annual base salary; our Vice President, Global Operations and our Vice President, International were increased from 45% to 50% of annual base salary; and our Vice President, Administration was increased from 40% to 45% of annual base salary. All Named Executives, except the Vice President, International, remained below the median for short-term incentive compensation after this change. The target bonus levels for the Named Executives vary for the reasons discussed in the “Setting Compensation Levels” section under “Compensation Determination Process.”

          Generally, the STIP target payout for the executive officers is based 100% on the financial performance of the Company as a whole; however, for Mr. Huijser, 70% of his 2009 target bonus was tied to financial results of the Company as a whole and 30% of his 2009 target bonus was tied to the financial results of the international business.

          The 2009 STIP provided that bonus payments could exceed the targeted level, but could not exceed a payment of $2,000,000 per executive officer, the cap provided in our shareholder-approved 2009 short-term incentive plan. Additionally, the 2009 bonus payments to executive officers did not take individual performance goals into account, reflecting the Committee’s desire to place more of the executive officers’ pay at risk based on Company performance.

          The 2009 Company OP goal was $10,900,000 and the Company OCF goal was $23,100,000. The performance metrics for the international business generally required a proportionate level of performance by that unit substantially similar to that of the Company as a whole in order to achieve the target payout. The Named Executives would have earned 75% of their target bonus if the Company met these goals.

          In 2009, our Company results exceeded our goals, resulting in the Compensation Committee approving a payout of 140% of each Named Executive’s target bonus level, except Mr. Huijser, who received a 135% payout against his target bonus level. The 2009 Company OP results were $18,867,041 and the OCF results were $75,184,833. The international line of business also exceeded its OP and OCF goals and Mr. Huijser received a payout of 135% of his target bonus. In connection with these awards, the Committee exercised its discretionary authority to (i) cap the portion of the award attributable to OCF to a 200% payout, rather than the actual results of 297%, and (ii) exclude certain tax refunds in the amount of $9,000,000 from the OCF calculation.

          Outlined below is an example of how the STIP payment is calculated using the Committee-approved levels of 2009 Company OP and OCF achieved for an employee whose base salary is $300,000, target bonus award is 50% of base salary and whose payout is based solely on the performance of the Company:

OP = Base Salary x STIP Incentive Opportunity at Target x OP% Achieved x OP Weighting (as a % of Incentive Opportunity)

OP = $300,000 x 50% x 114% x 70% = $119,700

OCF = Base Salary x STIP Incentive Opportunity at Target x OCF% Achieved x OCF Weighting (as a % of Incentive Opportunity).

OCF = $300,000 x 50% x 200% x 30% = $90,000

Total STIP Payout = $119,700 (OP Total) + $90,000 (OCF Total) = $209,700

2010 STIP

          For 2010, the Committee used the same basic plan design as implemented in 2009 with the following changes. The OCF metric for the 2010 STIP was by replaced by a working capital metric which is calculated by taking the 12-month average of: (Accounts Receivable + FIFO Inventory – Accounts Payable)/12 Months of Net Sales. In addition, the total percentage payout under the 2010 STIP is capped at 300%.

Perquisites

          In 2009, the Committee decided to provide the Named Executives with a cash payment to cover perquisites. The amount of the cash payment for the Named Executives ranges from $12,000 to $25,000. Please see the Summary Compensation Table for specifics. In geographies where prevailing market practices provide, some executive officers may receive use of a Company automobile and other benefits.

          In 2009, Mr. Huijser, a citizen of The Netherlands, was the only Named Executive to receive a Company automobile and educational allowance for his children. See the Summary Compensation Table for specifics.

Special One-Time Payments

          From time to time, as recommended by the Committee, the Board approves special one-time payments in the form of either hiring bonuses or performance recognition bonuses to reward executive officers for success in achieving special, one-time projects. No discretionary payments were awarded to Named Executives for 2009.

Long-Term Compensation

          We believe that enabling our executive officers to develop and maintain a significant long-term ownership in the Company through our stock-based plans aligns the interests of our executive officers with our shareholders’ interests by creating a close link between executive pay and shareholder return.

          We offer several ways in which executive officers receive and maintain ownership of Company stock. Stock-based awards have typically been made available under our long-term incentive plans and restricted stock programs. The awards made under these plans are settled in shares from our shareholder-approved equity compensation plans.

Long-Term Incentive Plans

Prior to 2009

          Prior to 2009, our LTIP was a rolling three-year program designed to provide executive officers with a direct financial incentive that paid 70% in common stock and 30% in cash upon achievement of our three-year EP improvement goals. Target awards and performance goals for each new three-year program were set annually, resulting in three plans running concurrently. EP was defined as our net operating profit after taxes less a charge for net assets, used in the business. The primary factors that affect EP include net sales less cost of sales, research & development expense and selling and administration expense, tax rates, and a capital charge on net assets (including assets and liabilities such as inventories, receivables, property, plan and equipment, accounts payable and accrued expenses.)

•

EP improvement goals took several factors into account. Among other things, we considered (i) the financial goals of the annual operating and long-range strategic plans, both of which were set by management and reviewed and approved by the Board, (ii) analyst and First Call estimates for our earnings per share growth and comparable estimates for our compensation comparator group, and (iii) the cost of capital to run our Company.

• Target award levels were established using competitive data from the Towers Perrin compensation survey analysis (our former compensation consultant) and our comparator group.

• Actual award levels were based on performance and ranged from 0 to 200% of the target incentive.

The Committee reserved the right to approve adjustments to our strategic goals for those situations where we made a significant investment in our business that may decrease our short-term financial performance but was believed would yield significant returns over time. Examples of potential adjustments, which the Committee could make in its discretion, included acquisitions, establishing new manufacturing plants, significant plant rationalizations, material one-time discrete tax adjustments and restructurings. When we make these adjustments, the investment is included in our capital base on a going forward basis and therefore raises our performance requirement in future years.

          For the 2007 LTIP awards, performance was based on our EP improvement goals for the fiscal years from 2007 through 2009. A negative EP change over the three-year period of 2007-2009 would yield no payout based on financial performance. The results for this three-year period were a negative EP change of approximately $25,900,000, resulting in no payout to plan participants.

For the 2008 LTIP awards, performance was based on our EP improvement goals for the fiscal years from 2008 through 2010.

•

Negative EP change over the three-year period (2008-2010) would yield no payout based on financial performance. A positive EP improvement of $13.0 million is required for a payout at 100% of target, and a positive EP improvement of $26.0 million is required for a payout at 200% of target based on financial performance. All other amounts will be interpolated. As a result of the financial results of 2008 and 2009, we anticipate that the EP for this period will be negative and that no payouts will be made under the 2008-2010 LTIP.

          The target LTIP awards for our Named Executives are set as a percentage of base salary. The CEO’s target was set at 135% of his base salary for each of the 2007 and 2008 LTIP awards. For reasons discussed under the “Setting Compensation Levels” section under “Compensation Determination Process,” the target percentages for the Named Executives vary. The target LTIP awards for Messrs. Paulson, Westman and Huijser were set at 60% of base salary in 2007. For 2008 Mr. Paulson’s target was increased to 70% of his base salary to reflect increasing responsibilities and to bring his overall compensation closer to median and Messrs. Westman’s and Huijser’s targets remained unchanged. Mr. Dybsky had a target set at 50% of base salary for each of 2007 and 2008.

          The Committee reserves the right to exercise discretion to adjust the amount of, or eliminate, an LTIP award that otherwise would be payable. Such determinations, except in the case of the LTIP award for the CEO, are made after considering the recommendations of the CEO. The Executive Committee makes decisions regarding the CEO. The Committee may also impose additional performance measures or modify performance measures applicable to participants except in the case where the action would result in the loss of an otherwise available exemption under §162(m) of the Internal Revenue Code, if it determines that the performance measures have become unsuitable as a result of certain events.

2009 LTIP

          For 2009, taking into account the impact of the 2008–2009 global economic downturn on the Company’s share price, the Committee redesigned the LTIP consistent with its desire to align the interests of executive officers with those of our shareholders by providing a significant portion of Total Compensation in equity-based awards. Another consideration in designing the 2009-2011 LTIP in this manner was the perceived inability to forecast a meaningful and appropriate three-year set of performance metrics given the state of the global economy. The 2009 LTIP for executive officers consists of three equity-based components: (i) non-qualified stock options (65%), (ii) restricted stock units (“RSUs”) (20%), and (iii) restricted shares (15%). Stock options have a ten-year term and vest ratably over three years. The RSUs will be paid out in cash at the end of the three-year plan period. The restricted stock cliff vests after three years.

          The target 2009 LTIP awards for our Named Executives continued to be set as a percentage of the Named Executives’ base salary and the percentages were increased to reflect that their Total Compensation was below median. Our CEO’s target was385% of annual base salary; our Vice President, Chief Financial Officer’s target was 155% of annual base salary; our Vice President,

Global Operations and our Vice President, International were set at 130% of annual base salary; and our Vice President, Administration was 120% of annual base salary.

          The number of stock options granted to each Named Executive was calculated as follows: the Named Executives’ total target bonus in dollars, multiplied by 65% (the allocation of the 2009 LTIP to options), divided by the Black Scholes valuation, divided by the average price of the Company’s stock from October 1, 2009 – January 8, 2010, which was $22.99. The Company, in consultation with Hewitt, chose to use an average stock price rather than the market price at the time of grant because the Company’s stock price was abnormally low due to economic conditions. Using the stock price at the date of grant would have resulted in an excessive number of shares being granted. This calculation resulted in 209,251 non-qualified stock options being granted to the CEO, and an average of 40,745 non-qualified stock options for all other Named Executives.

          The number of RSUs and restricted shares granted to each of the Named Executives was calculated by multiplying the Named Executives’ total target bonus in dollars by the percentage of the 2009 LTIP award allocated to RSUs or restricted shares (20% and 15%, respectively) and dividing that by $22.99. RSUs granted under the 2009 LTIP were 19,430 for the CEO, and an average of 3,783 for all other Named Executives. Restricted shares granted were 14,573 for the CEO and an average of 2,838 for all other Named Executives.

          For specific grants to the Named Executives, see the Summary Compensation Table and the table relating to Grants of Plan-Based Awards in 2009. For an explanation of why the grant size varied by Named Executive, see above section “Setting Compensation Levels.”

2010 LTIP

          For 2010, the LTIP design will continue to consist of three equity-based components: (i) non-qualified stock options (65%), (ii) new performance-based RSUs (20%), and (iii) restricted shares (15%). The performance-based RSUs are to be paid in cash at the end of the three years if the performance target is achieved. The performance target used for the 2010-2012 RSUs is an ROIC metric relative to internal and peer group performance metrics. The executive officers will be eligible to receive 0-200% of their performance-based RSU target. ROIC is defined as: Operating Profit/ (Total Assets – Cash – Short Term Investments) – (Long-Term Liabilities – Debt).

Equity Awards

          In conjunction with our annual and long-term compensation programs, as well as in other limited circumstances, we provide restricted stock, stock option awards, deferred stock units, restricted stock units, and performance shares. The purpose of these awards is typically to attract new executive officers, to reward achievement of specific, pre-defined goals, or to align executive officers with shareholders’ interest by providing a portion of compensation in equity.

• Restricted Stock Awards generally have time-based restrictions, lapsing after one to three years.

•

Stock Option Awards generally have a 10-year term and a graded three-year vesting schedule. Options granted prior to 2005 had, for certain participants, a one-time reload option upon exercise during the term. This feature, when triggered by an executive officer’s exercise of the original grant, results in a new stock option grant with the same terms and conditions of the grant being exercised but with an exercise price tied to the exercise date. We have not granted options with reload features since March 1, 2004, and do not plan to grant options with reload features in the future.

•

Deferred Stock Units are awarded to participants who elect to defer a portion or all of their STIP or LTIP awards. For participants who elect this option for all or a portion of their 2009 STIP, the deferred portion is converted into deferred stock units having a fair market value as of the date of conversion of 120% of the amount deferred. These stock units are paid 70% in stock and 30% in cash and any accrued dividends are paid in cash, three years following the year in which the award was earned. A participant, who terminates prior to such date for reasons other than death, disability, or retirement, receives only the base number of units (equal to 100% of the amount deferred on the date of conversion) in stock and cash and any accrued dividends. A participant, who terminates prior to such date for death, disability, or retirement, receives the base number of units and a pro-rata portion of the 20% premium units and any accrued dividends. Participants who elect to defer all or a portion of their LTIP may elect to have their funds converted into deferred stock units having a fair market value as of the date of the conversion. LTIP deferrals do not receive the 20% premium that is awarded with respect to STIP deferrals. Deferrals of the cash portion of an LTIP award will be paid in cash and deferrals of the equity portion of an LTIP award will be paid in stock, but otherwise the deferrals have the same features as described above.

•

Restricted Stock Units were awarded as part of the 2009 LTIP and will be paid, if earned, in cash at the end of the three-year vesting period. The restricted stock units are valued at the fair market value on the date of the grant and are paid out at the fair market value at the time the units vest. Restricted stock units under the 2010 LTIP are performance based and will be paid in cash at the end of the three year period based on our performance against the return on invested capital metrics relative to internal and peer group performance set by the Committee at the start of the three-year period. There is a 200% cap on a performance-based RSU award payment.

Other Plans, Agreements and Special Payments

          Executive officers may also receive payments through various other agreements and plans or in the event of special circumstances. These agreements and plans are typically required in the competitive environment to attract and retain talent.

Retirement Plans

          The Named Executives are generally eligible to participate in the pension and welfare benefit programs that we sponsor, including the following qualified retirement plans:

          Tennant Company Profit Sharing and Employee Stock Ownership Plan (“Profit Sharing Plan”). This plan is available to all eligible employees, as defined by the plan, and allows for pre-tax elective deferrals and a Company matching contribution of up to 3% of eligible compensation up to $245,000. Our matching contributions are made in the form of common stock delivered through our Employee Stock Ownership Plan. In addition, the plan allows profit sharing contributions by us based on our annual Company performance. The Employee Stock Ownership portion of the Profit Sharing Plan expired on December 31, 2009, and is not being renewed.

          Tennant Company Pension Plan. This plan is a non-contributory defined benefit retirement plan that covers only those executive officers who were active participants in the Pension Plan on December 31, 2000, and who elected to continue participation under the Pension Plan sponsored by the Company. This plan was frozen and closed to new employees as of December 31, 2000.

Non-Qualified Deferred Compensation

                    In addition to tax-qualified retirement benefits provided under the plans referenced above, our executive officers are eligible for supplemental non-qualified pension benefits under the Tennant Company Executive Non-Qualified Deferred Compensation Plan. The intention of this portion of the plan is to provide participating individuals with benefits that would otherwise be available to them under our tax-qualified plans but for the application of limitations on benefits to highly-compensated employees imposed by the Internal Revenue Code of 1986. In addition, the Tennant Company Executive Non-Qualified Deferred Compensation Plan allows selected participants to defer the receipt of salary and incentive payments. Finally, in 2004 the plan was amended to give our non-management directors the ability to defer their annual retainers and meeting fees. The plan is unfunded, meaning our obligation to make payments under the plan is unsecured. Specifically, this plan permits the following:

          Executive Officer and Non-Management Director Deferred Compensation

•

Executive officers may elect to defer three elements of their Total Compensation: base salary, STIP payouts, and LTIP payouts. Our Named Executives may elect to defer 0-25% of their base salary, 0-100% of their STIP payout, and 0-100% of their LTIP payout.

•

Non-management directors may elect to defer all or a portion of their annual retainer and committee meeting fees. They may elect to defer 0%, 50%, or 100% of their annual retainer and 0% or 100% of their meeting fees.

•	The interest rate earned on deferrals in 2009 was 3.53%.

          Defined Contribution Features

•	Certain management and executive employees may defer income on a pre-tax basis in excess of the deferral amounts allowed under our tax-qualified Profit Sharing Plan.

•

Participating management and executive employees may receive discretionary Company contributions under this plan in the form of excess profit sharing and matching contributions not available to them under the Profit Sharing Plan.

          Defined Benefit Feature

•	A defined benefit portion of the plan is intended to provide benefits not otherwise available to participants in the frozen tax-qualified Tennant Company Pension Plan.

          Participants’ accounts are fully vested at all times except that a participant forfeits all Company discretionary matching contributions and profit sharing contributions in the event of termination for cause. Pursuant to this plan, “cause” means (i) the participant’s gross negligence, fraud, disloyalty, dishonesty or willful violation of any law or significant policy, to the extent committed in connection with the position or (ii) the participant’s failure to substantially perform (for reasons other than disability) the duties reasonably assigned or appropriate to his or her position. In each case, the participant’s behavior must have resulted in a material adverse effect on the Company or an affiliate.

          The plan came into existence on January 1, 2003, when the Company merged the Tennant Company Excess Benefit Plan into the Tennant Company Deferred Compensation Plan. The Plan was amended on June 15, 2004, to add the non-management directors’ deferral component. By Committee action, the Plan was subsequently amended on December 18, 2006, and again on December 17, 2008, to account for changes to the Internal Revenue Code §409A, which governs non-qualified deferral plans, and to allow deferral of payments upon settlement of DSUs in the form of stock units, and again on January 1, 2009, to comply with final 409A regulations. As a result of these regulatory changes, the Plan accommodates different benefit commencement dates depending on when amounts were deferred or contributed and which account within the Plan was selected by the employee. Benefits attributable to amounts contributed or deferred after January 1, 2003, and allocated to Account A, commence distribution within an administratively feasible time following the participant’s termination date, or if necessary to comply with Internal Revenue Code §409A, the payment will be delayed at least six months following termination. Benefits attributable to amounts deferred by a participant after January 1, 2003, and allocated to Account B, commence distribution on the date specified by the participant in the participant’s Deferral Election Agreement. Such distribution may not be earlier than two years following the beginning of the plan year in which the deferrals first began, unless the participant terminates, in which case distribution may occur within an administratively practicable period following termination, or if necessary to comply with Internal Revenue Code §409A, the payment will be delayed at least six months following termination.

          Benefits attributable to deferrals made after January 1, 2003, Company contributions, and gains and losses credited thereon are payable in either a lump sum or in quarterly installments over a period of up to 10 years. Benefits attributable to deferrals made prior to January 1, 2003, are payable in accordance with the participant’s Deferral Election Agreement which was executed prior to January 1, 2003.

Executive Employment Agreements and Management Agreements

          The Committee has determined that we should provide certain post-termination benefits to our executive officers to obtain the benefits of their services and attention to our affairs. In exchange for the benefits we provide, our executive officers are required to agree to certain confidentiality, non-competition and cooperation covenants, which our Committee believes are valuable to us when an executive’s employment terminates. In addition, the Committee believes that we should provide an inducement for our executive officers to remain in the service of the Company in the event of any proposed or anticipated change in control of the Company in order to facilitate an orderly transition in the event of a change in control of the Company, without placing the executive in a position where he or she is concerned about being terminated without compensation in connection with such a transaction. We also require executive officers to sign a release of their claims against us as a condition to receiving payments from us, and this release and the other covenants are more likely to be enforceable as a result of the benefits we provide to employees under these agreements. For these reasons, we have entered into Executive Employment Agreements and Management Agreements with our executive officers, including the Named Executives, the terms of which are described below under “Potential Payments upon Termination or Change in Control.”

          Generally, the agreements only provide for benefits in the event the executive is terminated without cause; however, certain benefits are also provided if the executive voluntarily terminates his or her employment for good reason. The Committee believes that a termination by an executive for good reason may be conceptually the same as termination by the Company without cause. This is particularly true in the case of a change in control where a potential acquirer would otherwise have an incentive to constructively terminate the executive’s employment to avoid paying severance benefits. As a result, the definition of good reason in the context of a termination following a change in control is broader than the definition that applies to a termination prior to a change in control. These good-reason definitions are described below under “Potential Payments upon Termination of Change in Control.” No payments become due merely upon a change in control, but rather only if the executive officer’s employment is terminated without cause or if the executive officer terminates for good reason following the change in control, which is often referred to as a “double trigger.”

          The form and level of benefits provided under these agreements have been approved by the Committee based on historical practices at our Company and general information about the level of benefits provided by other companies with whom we compete for executive talent.

          Our equity awards for all employees generally provide for acceleration of vesting, or lapse of restrictions, upon a change in control. The Committee believes that acceleration upon a change in control is appropriate to minimize the risk that executive officers might favor a transaction based on the likely impact on the executive officer’s equity awards, to increase the likelihood that the employees will remain with the Company after becoming aware of a pending or threatened change of control, and due to the increased likelihood that employees may be terminated by a successor through no fault of their own.

COMPENSATION POLICIES

Recoupment Policy

          In February 2010, the Board added a recoupment policy to our cash incentive plan and our equity award agreements, that provides that in the event the Company is required to materially restate its financial results then the Board, in its discretion, may require certain recipients of such payments to forfeit their equity awards and pay back to the Company the net proceeds from any cash incentive payment and proceeds from the sale of shares received under the equity awards. The amount of the repayment for any cash incentive award is the difference between the amount paid to the employee less the amount that would have been paid based on the restated results. The policy is applicable to all employees designated as access persons under our insider trading policy (persons with access to detailed financial and other insider information, a group that includes all executive officers). The amount of any equity award repayment may include dividends paid on the shares.

Anti-Hedging and Pledge Prohibition

          In February 2010, the Board amended our insider trading policy with respect to access persons (persons with certain financial information as defined by the policy) to prohibit speculative trading or hedging of positions in Tennant securities, including writing or trading in options, warrants, or any other derivatives of Tennant securities, or entering into any transactions designed specifically to protect or hedge against a decrease in value of Tennant securities. It also prohibited pledges of any Tennant securities (e.g., pledge to a bank or financial institution as collateral for a loan, or pledge to a broker in connection with a market transaction, such as a margin loan or prepaid forward sale contract).

Granting of Equity Awards

          In December 2007, we adopted an equity award approval policy to ensure that all equity awards are approved pursuant to proper authority, following a consistent process, and are reflected in appropriate documentation. Under the policy, equity awards that have an exercise price or number of shares that are based on the fair market value of our stock on the date of grant are only granted at times when trading is permitted under our insider trading policy. This policy ensures that the exercise price or number of shares is determined by reference to a stock price that reflects current information about our Company. The policy includes procedures for granting equity awards to our executive officers and non-management directors, as well as all other employees. Under our plans, the exercise price of stock options is based on the fair market value on the date of grant. Our plans define fair market value as the closing price of our common stock on the preceding trading day.

Executive Officer Stock Ownership Guidelines

          To align our executive officers’ interests with our shareholders’ interests, the Committee expects our executive officers to acquire significant equity ownership. We adopted these guidelines in 1993 and revised them most recently in 2004. The current guidelines require that within five years of service in an executive role, each executive must have achieved an equity ownership level equal to a specified multiple of his or her base salary.

          The minimum equity ownership levels are five times annual base salary for our CEO and one times annual base salary for the other Named Executives. Ownership levels are calculated based on the estimated after-tax value of restricted and unrestricted shares, deferred stock units, shares held under our benefit plans and potential gains from vested and unvested options. The calculation uses a stock value as of the close of market on December 31 of the year immediately preceding the year of calculation.

          The Compensation Committee is satisfied with the progress made with our executive officers in 2009 toward achievement of these ownership goals. Executive officers who have held executive positions with us for five years or more have achieved their goals. Newer executive officers are on pace for achieving their ownership targets well within the five-year range.

Internal Revenue Code §162(m)

          We structure our compensation programs, where possible, to qualify for exemptions from the deduction limitations under the Internal Revenue Code §162(m). Certain of our compensation programs qualify for exemption from the deduction limitations of this section. The Committee retains the authority to authorize the payment of compensation that may not be deductible if it believes such payments would be in the best interests of the Company and our shareholders.

          At our 2008 Annual Meeting of Shareholders, we received shareholder approval of the Tennant Company 2009 Short-Term Incentive Plan (the “Approved STIP”), which is a multi-year plan. Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to our covered officers to $1 million per year. This limitation does not apply to “performance-based compensation.” One of the conditions for qualification as “performance-based compensation” is that the shareholders must approve the material terms of the performance measures and re-approve those material terms every five years. Amounts paid under the objective performance measures established under the Approved STIP will, under current tax law, continue to qualify as performance-based compensation. Any award earned under the 2009 STIP to our Named Executives will be made under the Approved STIP. All compensation for 2009 qualified as fully deductible under §162(m).

Compensation Committee Interlocks and Insider Participation

          The Committee is comprised entirely of independent, outside directors. No employee of our Company serves on the Committee. The Committee members have no interlocking relationships as defined by the SEC.

Compensation Committee Report

          The Committee has discussed and reviewed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee

Stephen G. Shank (Chair)	William F. Austen	James T. Hale
Steven A. Sonnenberg

Summary Compensation Table

          The following table sets forth the cash and non-cash compensation awarded to, earned by or expensed with respect to each person who served as Chief Executive Officer or Chief Financial Officer, the three other most highly compensated executive officers for 2009. The individuals set forth in this table comprise the list of Named Executives.

Name and Principal		Salary ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Position	Year
H. Chris Killingstad	2009	602,438	655,768	492,744	972,758	—	62,050	2,785,758
President and Chief	2008	569,524	24,998	—	—	—	49,237	643,759
Executive Officer	2007	515,769	25,027	—	474,148	—	66,587	1,081,531

Thomas Paulson	2009	347,485	152,280	114,424	292,740	—	33,370	940,299
Vice President and Chief	2008	330,973	11,995	—	—	—	24,990	367,958
Financial Officer	2007	313,704	12,006	—	145,313	—	23,801	494,824

Thomas J. Dybsky	2009	289,231	98,145	73,736	182,748	123,477	29,788	797,125
Vice President,	2008	276,707	11,995	—	—	38,281	19,699	346,682
Administration	2007	267,420	15,091	—	160,940	102,285	32,305	578,041

Karel Huijser	2009	415,164	141,823	106,569	286,799	53,159	112,525	1,116,039
Vice President,	2008	408,813	11,995	—	—	47,894	104,828	573,530
International(1)	2007	412,412	12,006	—	163,376	35,926	133,190	756,910

Don B. Westman	2009	322,442	118,530	89,051	226,369	—	35,796	792,188
Vice President,	2008	308,481	11,995	—	—	—	23,629	344,105
Global Operations	2007	300,000	12,006	—	145,281	—	10,525	467,812

(1)

Currency is converted from Euros to U.S. Dollars using the daily average exchange rate of 1.4316 on December 31, 2009. This exchange rate has been utilized on all applicable compensation tables for Mr. Huijser.

(2)	There were no salary increases in 2009. The 2009 salary represents one additional pay period as compared to 2008.

(3)

Amounts represent the aggregate grant date fair value of restricted stock awards and restricted stock units that were granted in each fiscal year, as computed in accordance with FASB ASC Topic 718. See Footnote 15 to our financial statements for the year ended December 31, 2009 for the assumptions used in this calculation.

(4)

Amounts represent the aggregate grant date fair value of stock options that were granted in each fiscal year, as computed in accordance with FASB ASC Topic 718. See Footnote 15 to our financial statements for the year ended December 31, 2009 for the assumptions used in this calculation.

(5)	Amounts reflect payments earned under the 2009 Short Term Incentive Plan.

(6)

Amounts represent the change in the present value of the accrued benefit for the last fiscal year. The present value as of December 31, 2008, was calculated by discounting the accrued benefit payable at normal retirement age using a 6.9% discount rate and the RP-2000 Combined Health Mortality Table for males and females, with generational mortality projected using Scale AA. The present value as of December 31, 2009, was calculated by discounting the accrued benefit payable at normal retirement age using a 5.9% discount rate for the Pension Plan benefit, and 5.6% for the Excess Benefit Plan, and the RP-2000 Combined Health Mortality Table for males and females, with generational mortality projected using Scale AA.

(7)	All Other Compensation for 2009 consists of the following:

	Profit Sharing Plan
	Match	Profit Sharing	Excess	Education ($)	Car ($)	Perquisites ($)	Total ($)
Name	($)	($)	($)	(a)	(b)	(c)
H. Chris Killingstad	7,350	7,718	21,982	—	—	25,000	62,050
Thomas Paulson	7,350	7,718	6,303	—	—	12,000	33,371
Thomas J. Dybsky	7,350	7,718	2,720	—	—	12,000	29,788
Karel Huijser	—	—	—	70,363	30,162	12,000	112,525
Don B. Westman	7,350	7,718	8,729	—	—	12,000	35,797

(a)	Reimbursements for dependent education paid by us pursuant to Mr. Huijser’s employment agreement.

(b)	Company car expenses paid for Mr. Huijser in accordance with his employment agreement.

(c)	In lieu of executive perquisites, we provided a cash payment.

GRANTS OF PLAN-BASED AWARDS IN 2009

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Approval Date	Threshold ($)(1)	Target ($)	Maximum ($)(2)
H. Chris Killingstad	2/27/2009	2/17/2009				19,430			508,872
	2/27/2009	2/17/2009				14,573			146,896
	2/27/2009	2/17/2009					209,251	10.08	492,744
			346,402	692,803
Thomas Paulson	2/27/2009	2/17/2009				4,512			118,169
	2/27/2009	2/17/2009				3,384			34,111
	2/27/2009	2/17/2009					48,592	10.08	114,424
			104,246	208,491
Thomas J. Dybsky	2/27/2009	2/17/2009				2,908			76,161
	2/27/2009	2/17/2009				2,181			21,984
	2/27/2009	2/17/2009					31,313	10.08	73,736
			65,077	130,154
Karel Huijser	2/27/2009	2/17/2009				4,202			110,050
	2/27/2009	2/17/2009				3,152			31,772
	2/27/2009	2/17/2009					45,256	10.08	106,569
			103,791	207,582
Don B. Westman	2/27/2009	2/17/2009				3,512			91,979
	2/27/2009	2/17/2009				2,634			26,551
	2/27/2009	2/17/2009					37,817	10.08	89,051
			80,611	161,221

(1)	The threshold amount represents a minimum performance that results in a payout equal to 50% of the target award.

(2)	There is no maximum amount; however, no Named Executive may receive a payout in excess of $2 million.

(3)	The exercise price is based on the closing price on the last trading day prior to the date of grant.

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
H. Chris Killingstad	40,000		20.995	4/8/2012
	14,800		15.375	2/19/2013
	12,400		15.375	2/19/2013
	19,200		20.815	2/17/2014
		209,251	10.080	2/27/2019
					34,003	890,539
							15,219	(5)	398,586
Thomas Paulson	10,000		24.995	3/23/2016
		48,592	10.080	2/27/2019
					7,896	206,796
							4,551	(6)	119,191
Thomas J. Dybsky	11,788		16.063	2/24/2010
	8,600		16.063	2/24/2010
	6,600		22.425	2/22/2011
	8,800		17.450	2/21/2012
	7,500		17.450	2/21/2012
	14,200		15.375	2/19/2013
	11,000		20.815	2/17/2014
	15,000		23.710	11/8/2015
		31,313	10.080	2/27/2019
					5,089	133,269
							3,262	(7)	85,432
Karel Huijser	10,000		27.650	11/1/2016
		45,256	10.080	2/27/2019
					7,354	192,601
							5,081	(8)	133,071
Don B. Westman	6,000		27.440	10/30/2016
		37,817	10.080	2/27/2019
					6,146	160,951
							3,620	(9)	94,808

(1)	Stock options granted with a ten year term become exercisable in 33.33% increments on each annual anniversary of the date of the grant.

(2)	Options vest 33.33% increments on each annual anniversary of the date of the 2/27/09 grant date.

(3)	Restricted stock awards granted on 2/27/09 will vest 100% on 2/27/2012.

(4)	2008 LTIP awards are reflected at target.

(5)	2008 LTIP award of 15,219 shares will vest on 12/31/10 if the specified performance conditions are met.

(6)	2008 LTIP award of 4,551 shares will vest on 12/31/10 if the specified performance conditions are met.

(7)

2008 LTIP award of 2,706 units granted on 2/29/08 will vest on 12/31/10 if the specified performance conditions are met. 2007 STIP DSU 20% premium award of 556 units granted on 2/29/08 will vest on 3/1/11.

(8)	2008 LTIP award of 5,081 units granted on 2/29/08 will vest on 12/31/10 if the specified performance conditions are met.

(9)	2008 LTIP award of 3,620 units granted on 2/29/08 will vest on 12/31/10 if the specified performance conditions are met.

OPTION EXERCISES AND STOCK VESTED IN 2009

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
H. Chris Killingstad	694	18,613
Thomas Paulson	333	8,931
Thomas J. Dybsky	382	9,563
Karel Huijser	333	8,931
Don B. Westman	333	8,931

Tennant Company Pension Plan

          The Tennant Company Pension Plan provides fixed retirement benefits for certain employees of our Company. The Plan is open to employees hired on or before December 31, 2000, who met the Plan’s participation requirements on or before that date and who elected to remain in the Plan after December 31, 2000. No employees hired on or after January 1, 2001, are eligible to participate in this plan. The Tennant Netherlands Pension Plan is still open for new enrollment.

          Under the Pension Plan, the normal monthly retirement benefit is calculated as the participants’ years of credited services up to 30 years, times the difference between (a) 1.4% of the participants’ Final Average Monthly Earnings and (b) the lesser of .609% of the participants’ Final Average Monthly Earnings, 1/12 of the participants Final Average Compensation, or 1/12 of Social Security Covered Compensation. Participants may retire with an unreduced benefit at age 65, or, if earlier, when the sum of their age and service is equal to or greater than 85. Optional forms of benefit may be elected that are actuarially equivalent to the normal form of benefit. Currently under ERISA, as amended, the maximum annual amount that can be paid during 2009 to any individual is $195,000. Amounts in excess of that maximum as well as amounts based on compensation that is excluded from the Plan formula by ERISA or the terms of the Plan are covered under the Tennant Company Excess Benefit Plan.

Tennant Company Excess Benefit Plan

          The Tennant Company Excess Benefit Plan is a component of the Tennant Company Executive Deferred Compensation Plan that provides additional retirement benefits for selected highly compensated employees participating in the Tennant Company Pension Plan. Employees participating in the Excess Benefit Plan will receive a retirement benefit equal to the additional benefits which would have been provided under the Pension Plan if (a) the limitations imposed by Sections 401(a)(17) and 415 of the Internal Revenue Code were not applicable, and (b) management bonuses were included in certified earnings, and (c) compensation deferred under the terms of the Executive Deferred Compensation Plan were included in certified earnings for the plan year in which such amounts would have been paid in the absence of the deferral.

PENSION BENEFITS FOR 2009

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)
H. Chris Killingstad	Tennant Pension Plan	—	—
	Tennant Executive Deferred	—	—
Compensation Plan
Thomas Paulson	Tennant Pension Plan	—	—
	Tennant Executive Deferred	—	—
Compensation Plan
Thomas J. Dybsky	Tennant Pension Plan(1)	11.25	248,268
	Tennant Executive Deferred	11.25	179,917
Compensation Plan(2)
Karel Huijser	Tennant Netherlands Pension Plan(3)	3.17	153,969
Don B. Westman	Tennant Pension Plan	—	—
	Tennant Executive Deferred	—	—
Compensation Plan

(1)

The present value as of December 31, 2009, was calculated by discounting the accrued benefit payable at normal retirement age using a 5.9% discount rate for the Pension Plan benefit, and 5.6% for the Excess Benefit Plan, and the RP-2000 Combined Health Mortality Table for males and females, with generational mortality projected using Scale AA.

(2)	Defined Benefit portion of the Nonqualified Deferred Compensation Plan. These amounts are not included in the Nonqualified Deferred Compensation Table.

(3)	Amount reflects Company contributions to Mr. Huijser’s Pension Plan.

Non-Qualified Deferred Compensation for 2009

          Three elements of Total Compensation may be deferred: base salary, STIP payouts, and LTIP payouts. Our Named Executives may elect to defer 0-25% of their base salary, 0-100% of their STIP payout, and 0-100% of their LTIP payout. As there were no payouts under the 2008 STIP and 2006-2008 LTIP, which would have normally been paid in 2009, there were no deferrals under those plans.

          The interest rate for 2009 Non-Qualified Deferred Compensation was 3.53%. This amount was calculated based on the 10 year bond rating as of December 15, 2008, with one percentage point being added to yield the interest rate of 3.53%.

NON-QUALIFIED DEFERRED COMPENSATION IN 2009

Name	Executive Contributions in Last FY ($)		Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)		Aggregate Balance at Last FYE ($)(4)
H. Chris Killingstad	—		21,982	6,265		202,877
Thomas Paulson	—		6,303	781		28,859
Thomas J. Dybsky	—		22,747	54,155	(3)	432,920
Karel Huijser	—		—	—		—
Don B. Westman	64,488	(1)	8,729	10,115		395,116

(1)	Amount represents 20% of Mr. Westman’s 2009 salary.

(2)	Also included in the All Other Compensation column of the Summary Compensation Table.

(3)	Includes deferred stock units in the form of Company stock.

(4)

In addition to amounts reported in the Summary Compensation Table for 2009, as reflected in footnote 2 above, the following amounts were reported as compensation for the Named Executives in the Summary Compensation Table for prior years: (a) Mr. Killingstad: in 2006, $76 of Non-Qualified Deferred Compensation Earnings and $35,583 of All Other Compensation; in 2007, $51,577 of All Other Compensation; in 2008, $35,076 of All Other Compensation; (b) Mr. Paulson: in 2006, $181 of All Other Compensation; in 2007, $8,791 of All Other Compensation; in 2008, $12,314 of All Other Compensation; (c) Mr. Dybsky: in 2006, $208 of Non-Qualified Deferred Compensation Earnings, $32,143 of stock awards, and $12,219 of All Other Compensation; in 2007, $164,487 of non-equity incentive plan compensation, and $19,390 of All Other Compensation; in 2008, $20,027 of Deferred Stock Units, and $7,340 of All Other Compensation; and (d) Mr. Westman: in 2007, $145,281 of non-equity incentive plan compensation, and $2,640 of All Other Compensation; in 2008, $46,272 of non-equity incentive plan compensation, and $11,188 of All Other Compensation.

Potential Payments upon Termination or Change in Control

          We are a party to agreements with our executive officers that together establish the terms of the employment relationship between us and the executive, the terms under which that relationship may be ended, and the rights and obligations of the parties after the employment relationship ends. Collectively these agreements are referred to as the “Executive Agreements,” and consist of an Executive Employment Agreement and a Management Agreement. The Executive Agreements for executive officers paid in the United States were modified in 2008 in response to new interpretations and requirements under Sections 162(m) and 409A of the Internal Revenue Code. Except as noted below, none of the revisions were intended to materially change either the level of benefit collectively provided to each executive or the events triggering payment of the benefits.

          The Executive Agreements address various termination of employment scenarios, including an executive’s involuntary termination without cause, an executive’s voluntary termination for good reason, and an executive’s death or disability. No severance payments are made to executive officers who are terminated for cause. An executive agrees under the Executive Agreements not to compete with us during employment or for a period of 12 months after employment ends, not to disclose our confidential information during or after employment for as long as the information retains its confidential nature, and not to solicit our employees or customers for a period of 12 months after employment ends. Severance payments as described below under the Executive Agreements are conditioned on an executive remaining in compliance with these requirements, including an obligation to inform us of any potentially competitive activities during the 12-month post-employment period, and signing a release of claims in favor of the Company. The Executive Agreements also provide that severance payments under those agreements will be reduced by the amount of any other severance compensation an executive is eligible to receive from us under any other agreement or plan of ours providing compensation in the event of involuntary termination.

          As described below, our equity-based incentive plans and the award agreements under those plans also call for compensation to be provided under certain circumstances in connection with an executive officer’s termination of employment or a change in control of the Company.

Executive Employment Agreement

          The Executive Employment Agreement describes the rights and obligations of the Company and the executive in connection with the executive’s separation from employment in situations other than following or in connection with a change in control. Under the Executive Employment Agreement:

•	Upon any termination of employment, an executive will receive any earned but unpaid base salary, vacation pay, and STIP payments for the preceding year.

•	Upon a termination due to death or disability, an executive (or beneficiary) will also receive base salary through the last day of the calendar month in which the termination occurs.

•

Upon termination by us without cause or by the executive for good reason, the executive is entitled to receive (i) an amount equal to one year’s base salary, (ii) an amount equal to a pro-rata portion of the award that would have been payable to the executive under the STIP for the year of termination had the executive been employed for the full year, based on the actual performance of objectives, with such amount before proration not to exceed an award based on target performance (except for Mr. Huijser who would receive an award based on target performance and it would not be pro-rated), and (iii) continued Company contributions to medical/dental coverage and group life insurance coverage for up to 12 months.

•

The timing of the payment of the foregoing amounts is as follows: The executive is paid his or her base salary in accordance with our regular payroll practices for a period of 12 consecutive months following the date of termination. If the payment of base salary exceeds the amount that would cause it to be considered a deferral of compensation under Section 409A of the Internal Revenue Code, the excess will be paid in a lump sum within 2½ months of the termination date. The executive’s STIP payment is made at the normal payment date, but in no event later than 2½ months after the end of the STIP plan year. The medical, dental and group life insurance contributions will be paid for a period of up to 12 months after the termination date, unless the executive is no longer eligible for COBRA continuation coverage or fails to timely pay the employee portion of such premiums.

          For purposes of the Executive Employment Agreement, “cause” means (i) executive’s material breach of the agreement that is not remedied within 30 days after receiving written notice from us, (ii) an executive’s dishonest act(s) intended to result in gain or personal enrichment at our expense, (iii) an executive’s persistent, willful and deliberate failure to perform his or her duties that constitutes gross neglect and is not remedied within 90 days of receipt of written notice from us, or (iv) an executive’s indictment or conviction for a felony if the underlying acts are substantially detrimental to us or our reputation.

          For purposes of the Executive Employment Agreement, “good reason” means the occurrence of the following without executive’s consent: (i) our material breach of the agreement, or (ii) a material diminution in the executive’s authority, duties or responsibilities other than for cause or on account of disability; provided that in either case the executive gives us notice within 90 days of the first occurrence of the condition and we fail to remedy it within 30 days after receipt of written notice.

Management Agreement

          Recognizing the need to retain executive officers in our service if there is a possible change in control, and in order to facilitate an orderly transition in the event of an actual change in control, the Management Agreement provides for severance compensation if an executive is terminated under certain circumstances after or in connection with a change in control. Under the Management Agreement:

•

If within three years of a change in control an executive is involuntarily terminated without cause or terminates his or her employment for good reason, then change in control severance compensation consists of (i) an amount equal to three times the executive’s average annual taxable compensation from us during the executive’s five taxable years preceding the change in control, minus $1.00, (ii) a pro-rata payment of the executive’s STIP award for the year of termination, assuming all performance targets had been met, and (iii) continued Company contributions to the cost of medical/dental coverage and group life insurance coverage for up to 18 months following the date of termination (pursuant to revisions in 2008, the benefits continuation has been limited to the COBRA continuation period). The cash portion of such payments will be made in a lump sum within 2½ months after the termination date.

•

If an executive voluntarily terminates employment without good reason during the thirteenth month after a change in control, then change in control severance compensation consists of (i) an amount equal to the executive’s average annual taxable compensation from us during the executive’s five taxable years preceding the change in control, minus $1.00, payable in a lump sum within 2½ months after the first day of the thirteenth month after a change in control, and (ii) continued Company contributions to the cost of medical/dental coverage and group life insurance coverage for up to 12 months following the executive’s termination date.

•

If an executive is involuntarily terminated or terminates his or her employment for good reason prior to an event that would otherwise constitute a change in control, such termination is in connection with or in anticipation of a change in control, and a change in control ultimately occurs, then change in control severance compensation will be payable consistent with the first bullet point above, except that the severance pay will be paid within 2½ months after the change in control.

•

If an executive’s employment is terminated due to death or disability and the executive is not otherwise entitled to payments or benefits under either of the first two bullet points above, the executive (or beneficiary) will receive base salary paid through the end of the month in which termination occurs.

          For purposes of the Management Agreement, “cause” is defined more narrowly than under the Executive Employment Agreement, and means (i) an executive’s persistent, willful and deliberate failure to perform his or her duties that constitutes gross neglect and is not remedied within 90 days of receipt of written notice from us, or (ii) an executive’s indictment or conviction for a felony if the underlying acts are substantially detrimental to us or our reputation.

          For purposes of the Management Agreement, “good reason” is defined more broadly than under the Executive Employment Agreement, and includes the following in addition to the factors cited in the Executive Employment Agreement: (i) the executive’s duties, responsibilities, authority or compensation are materially diminished as compared to his or her duties, responsibilities, authority or compensation before the change in control, for reasons other than cause or disability, (ii) we fail to obtain assumption of the Management Agreement by any successor, (iii) we require the executive to relocate to any place other than a location within 25 miles of the location at which the executive performed duties immediately prior to the change in control, or (iv) we require that the executive travel on Company business to a substantially greater degree than required immediately prior to the change in control.

          For purposes of the Management Agreement, “change in control” means (i) a majority of our directors are individuals who were not appointed by our Board to fill vacancies on the Board and were not supported by our Board for election by our shareholders, (ii) 35% or more of our common stock or of the voting power of our securities generally is acquired or beneficially owned by an individual, entity or group (subject to certain exceptions for certain affiliates and employee benefit plans), (iii) we consummate a merger with or into another entity, unless the surviving entity is more than 50% owned by our shareholders prior to the merger in substantially the same proportions, and no individual, entity or group beneficially owns more than 35% of the surviving entity, (iv) we consummate an exchange of our voting securities for cash, securities or other property, unless our shareholders receive in the exchange voting securities of a parent corporation that is more than 50% owned by our shareholders prior to the exchange in substantially the same proportions, (v) we consummate a sale or other disposition of all or substantially all of our assets, (vi) our shareholders approve a definitive plan to liquidate or dissolve the Company, (vii) we enter into an agreement relating to a change in control as described in clauses (i) through (v) above and such change in control ultimately occurs, or (viii) a tender or exchange offer or proxy contest is commenced that ultimately results in a change in control described in clauses (i) or (ii) above.

          Change in control severance compensation under the Management Agreement, as well as any other compensation under other plans or agreements that are contingent upon a change in control, may be reduced to the extent necessary to avoid excise taxation to the executive and non-deductibility to the Company under federal income tax laws applicable to “parachute payments.”

           Our equity incentive plans allow for acceleration of stock options upon an executive’s death, disability or retirement and upon a change of control of our Company. Upon death or disability, options generally become exercisable in full, and may be exercised at any time, or from time to time, within five years of the executive’s date of death or date of termination due to disability. Upon retirement, options generally become exercisable in full and may be exercised within three months of the date of termination due to the executive’s retirement, or any such longer period as the Committee administering the plan may permit. For purposes of our equity compensation plans, “retirement” is generally defined as termination on or after age 55, provided that the executive has been employed by us or our affiliates for at least ten years, or termination of employment on or after age 62, provided, under certain plans, that the executive has given us at least six months’ prior written notice of such termination. Upon a change in control, options generally become exercisable in full, subject to our right to cash out the options by paying the spread.

          The plans generally allow for a pro-rata portion of any performance shares to be paid out upon an executive’s death, disability or retirement. The payment is based on the extent to which achievement of performance targets were satisfied at the end of the performance period and pro-rated for length of employment within the performance period.

          A pro-rata share of restricted stock is generally payable upon the executive’s death, disability or retirement. The executive, or his or her successor, shall be entitled to the number of shares of restricted stock under outstanding awards, pro-rated for the portion of the term of the awards during which the executive was employed. All restrictions are lifted with respect to such pro-rated shares.

          Assuming that a termination event or change in control occurred on December 31, 2009, the total compensation payable to each Named Executive who was employed by us on such date is:

PAYMENTS DUE UPON TERMINATION WITHOUT CAUSE
OR TERMINATION FOR GOOD REASON

Name	Base Salary ($)	Pro-rated STIP ($)(1)	Benefits ($)	Total ($)
H. Chris Killingstad	602,438	692,803	9,036	1,304,277
Thomas Paulson	347,485	208,491	9,036	565,012
Thomas J. Dybsky	289,231	130,154	8,934	428,318
Karel Huijser	415,164	207,582	2,007	624,753
Don B. Westman	322,442	161,221	9,036	492,699

(1)	For all Named Executives, amounts reflect pro-rated STIP payments based on the form of executive employment agreement in effect on December 31, 2009.

PAYMENTS DUE UPON TERMINATION WITHIN
THREE YEARS OF THE CHANGE IN CONTROL EVENT(1)

Name	Average Annual Compensation *3 – $1 ($)	STIP Target ($)	Benefits ($)	Total ($)
H. Chris Killingstad	3,776,448	969,897	9,036	4,755,381
Thomas Paulson	1,235,792	291,879	9,036	1,536,707
Thomas J. Dybsky	1,397,804	182,210	8,934	1,588,948
Karel Huijser	1,236,600	286,188	2,007	1,524,795
Don B. Westman	1,004,271	225,703	9,036	1,239,010

(1)

Named Executives would have accelerated vesting of unvested restricted stock and options. Refer to the Additional Potential Benefits Upon Change in Control or Termination Due to Death, Disability, or Retirement Table.

PAYMENTS DUE UPON VOLUNTARY RESIGNATION WITHOUT GOOD REASON DURING
THE THIRTEENTH MONTH AFTER THE CHANGE IN CONTROL EVENT(1)

Name	Average Annual Compensation – $1 ($)	STIP Target ($)	Benefits ($)	Total ($)
H. Chris Killingstad	1,258,815	969,897	9,036	2,237,748
Thomas Paulson	411,930	291,879	9,036	712,845
Thomas J. Dybsky	465,934	182,210	8,934	657,078
Karel Huijser	412,199	286,188	2,007	700,394
Don B. Westman	334,756	225,703	9,036	569,495

(1)

Named Executives would have accelerated vesting of unvested restricted stock and options. Refer to the Additional Potential Benefits Upon Change in Control or Termination Due to Death, Disability, or Retirement Table.

ADDITIONAL POTENTIAL BENEFITS UPON CHANGE IN CONTROL OR
TERMINATION DUE TO DEATH, DISABILITY OR RETIREMENT

Name	Value of Accelerated Equity Awards ($)
H. Chris Killingstad	3,844,242
Thomas Paulson	892,704
Thomas J. Dybsky	599,668
Karel Huijser	818,401
Don B. Westman	683,372

(1)	Amounts reflect the acceleration of restricted stock awards, restricted stock units, and stock options outstanding as of December 31, 2009.

ITEM 3 – APPROVAL OF 2010 STOCK INCENTIVE PLAN

INTRODUCTION

          Our Board, upon recommendation of the Compensation Committee of the Board, approved the 2010 Stock Incentive Plan (the “2010 Plan”) to be effective upon shareholder approval at the Annual Meeting. Upon obtaining shareholder approval of the 2010 Plan, we will cease grants of future awards under any other previously approved Company stock plan, including the 2007 Stock Incentive Plan (the “2007 Plan”), except as provided below.

          The 2010 Plan is similar to our prior 2007 Plan, although it contains certain new or revised terms, including:

•

The 2010 Plan retains a fungible share pool design; however, full value awards will be counted as one and fifty-one hundredths shares against the pool, instead of two and two-tenth shares as under the 2007 Plan.

•

The aggregate number of shares that a participant may receive in any combination of options and stock appreciation rights in any year will be increased from 50,000 under the 2007 Plan to 250,000 in the 2010 Plan.

•	Adds an exception from the minimum three-year vesting period for awards granted to attract or retain key employees for up to 75,000 shares.

•

In addition to prohibiting other forms of “repricings” without shareholder approval, the 2010 Plan also prohibits cash buyouts of options and stock appreciation rights that are not “in the money” and prohibits a voluntary surrender of options and stock appreciation rights in connection with a subsequent regrant of “in the money” options or stock appreciation rights without shareholder approval.

•

The 2010 Plan also prohibits the payment of dividends and dividend equivalents on awards of options and stock appreciation rights, and payout of dividend payments or dividend equivalent payments on unvested awards that are subject to performance-based vesting conditions.

          Consistent with our prior equity compensation plans, the 2010 Plan continues to provide the following terms:

•	All awards must be issued at fair market value; as a result, the 2010 Plan prohibits discounted awards.

•	Our Compensation Committee, consisting of independent directors, administers the 2010 Plan.

          In addition, the 2010 Plan is designed to meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), regarding deductibility of executive compensation, and we are seeking approval from shareholders of the performance measures set forth in the 2010 Plan.

          Our Compensation Committee and Board believe that stock-based compensation programs are a key element in achieving our continued financial and operational success. Our compensation programs have been designed to motivate key personnel to produce a superior shareholder return.

HISTORIC RUN RATE INFORMATION

          We continue to manage our run rate of awards granted over time to levels we believe are reasonable in light of changes in our business and the number of outstanding shares, while ensuring that our overall executive compensation program is competitive, relevant, and motivational.

          The following table sets forth information regarding awards granted and earned and the run rate for each of the last three fiscal years.

Amounts in Thousands
Fiscal Year Ended December 31	2007	2008	2009
Stock options granted	29,041	27,850	711,957
Service-based restricted stock and restricted stock units granted	33,524	41,220	45,005
Performance-based equity awards earned	54,803	40,467	1,804
Weighted average basic common shares outstanding during the fiscal year	18,640,882	18,303,137	18,507,772
Run rate	.63%	.60%	4.10%

SHARES AVAILABLE FOR GRANT UNDER EQUITY COMPENSATION PLANS

          The table below shows, as of March 1, 2010, the shares reserved for issuance of outstanding awards and available for future grant under each of our equity compensation plans in which our employees and non-management directors are eligible to participate. The table also shows the number of shares that will be available for future grants under each equity compensation plan following approval of the 2010 Plan by our shareholders.

	Current		After Approval of 2010 Plan
	Shares Reserved for Issuance of Outstanding Awards(1)	Shares Available for Future Awards	Shares Reserved for Issuance of Outstanding Awards	Shares Available for Future Awards
1995 Plan (Terminated)	85,160	0	85,160	0
1999 Plan (Terminated)(2)	488,903	0	488,903	0
Non-Employee Director Stock Option Plan (Terminated)	55,056	0	55,056	0
2007 Plan(3)	1,196,523	124,507	1,196,523	0
2010 Plan(3)	—	—	0	1,000,000
Total	1,825,642	124,507	1,825,642	1,000,000

(1)	Shares reserved for issuance of outstanding awards at March 1, 2010 consist of the following:

	Types of Awards
	Options/SARs	Full Value Awards	Weighted Average Exercise Price of Options/SARs	Weighted Average Term to Expiration
1995 Plan (Terminated)	85,160	0	$22.18	4.749
1999 Plan (Terminated)(2)	487,703	1,200	$20.57	3.136
Non-Employee Director Stock Option Plan (Terminated)	55,056	0	$21.05	3.783
2007 Plan(3)	1,055,184	141,339	$15.43	9.273

(2)

The 1999 Plan is terminated, except that it remains available for grants of reload options upon exercise of previously granted options with one-time reload features. As described below, we have not granted options with reload features since 2004 and have no plans to grant options with reload features in the future.

(3)

The 2007 Plan will terminate as to future grants upon shareholder approval of the 2010 Plan; however, any shares that would have returned to the 2007 Plan as a result of an award terminating, expiring, being exchanged, being forfeited or being settled in cash in lieu of shares shall instead become available under the 2010 Plan. The Company will make no additional equity grants out of the 2007 Plan between the record date of March 1, 2010 and the date of the shareholders’ meeting.

Summary of the 2010 Plan

          The 2010 Plan will be effective when approved by our shareholders at the Annual Meeting.

          A copy of the 2010 Plan is attached to this Proxy Statement as Appendix A, and this discussion is qualified in its entirety by reference to the full text of the 2010 Plan.

Purpose of the 2010 Plan

          The purpose of the 2010 Plan is to promote the interests of our Company and our shareholders by providing key personnel of our Company and our affiliates with an opportunity to acquire a proprietary interest in our Company and reward them for achieving a high level of corporate performance and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of our Company and our affiliates. In addition, the opportunity to acquire a proprietary interest in our Company will aid in attracting and retaining key personnel of outstanding ability. The 2010 Plan is also intended to provide the non-management directors serving on our Board with an opportunity to acquire a proprietary interest in our Company, to compensate these non-management directors for their contributions to our Company and to aid in attracting and retaining non-management directors.

Administration

          The 2010 Plan is administered by our Compensation Committee (the “Committee”). The Committee has the authority to establish, amend and waive rules relating to the 2010 Plan and to determine the timing and identity of participants, the amount of any awards and other terms and conditions of awards. The Committee may delegate its responsibilities under the 2010 Plan to members of our management or to others with respect to the selection and grants of awards to employees who are not deemed to be officers, directors or 10% shareholders of our Company under applicable Federal securities laws.

          The regulations under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) require that the directors who serve as members of the Committee must be “outside directors.” The 2010 Plan provides that directors serving on the Committee may be “outside directors” within the meaning of Section 162(m). This limitation would exclude from the Committee directors who are (i) current employees of our Company or an affiliate, (ii) former employees of our Company or an affiliate receiving compensation for past services, other than benefits under a tax-qualified pension option plan, (iii) current and former officers of our Company or an affiliate, (iv) directors currently receiving direct or indirect remuneration from our Company or an affiliate in any capacity, other than as a director, and (v) any other person who is not otherwise considered an “outside director” for purposes of Section 162(m). The definition of an “outside director” under Section 162(m) is generally narrower than the definition of a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934.

Eligibility

          All employees of our Company and our affiliates are eligible to receive awards under the 2010 Plan. As of December 31, 2009, we had approximately 2800 employees. Awards other than incentive stock options (see “Types of Awards” below) also may be awarded by the Committee to individuals who are not employees but who provide services to us or our affiliates in the capacity of a non-management director or an independent contractor.

Number of Shares Available for Issuance under 2010 Plan

          The total number of shares of our Common Stock available for distribution under the 2010 Plan is 1,000,000, subject to adjustment for future stock splits, stock dividends and similar changes in our capitalization. We have used a fungible share pool design for the 2010 Plan. As a result, all shares subject to stock options and stock appreciation rights will count as one share against the pool of authorized shares, whereas all other awards, such as restricted stock and performance units, count as one and fifty-one hundredths shares against the pool of authorized shares. Any shares of our Common Stock subject to an award under either the 2010 Plan or the 2007 Plan that expire unexercised, that are forfeited, terminated or canceled, that are settled in cash, for which the terms and conditions of the Award are not met or otherwise do not result in the issuance of shares of Common Stock, may again be used for an award under the 2010 Plan; provided that the gross number of shares with respect to which a stock appreciation right has been exercised may not again be awarded under the plan if such exercise is settled in shares.

          No participant may receive (i) any combination of stock options and stock appreciation rights relating to more than 250,000 shares in the aggregate or (ii) performance units relating to more than 100,000, in any year under the 2010 Plan.

          The closing sale price of a share of our Common Stock on the New York Stock Exchange on March 1, 2010, was $24.42 per share.

Types of Awards

          The types of awards that may be granted under the 2010 Plan include incentive and non-qualified stock options, stock appreciation rights, restricted stock, performance units, and other stock-based awards. Subject to certain restrictions applicable to incentive stock options, awards will be exercisable by the recipients at such times as are determined by the Committee, but in no event may the term of an award be longer than ten years after the date of grant.

          In addition to the general characteristics of all of the awards described in this proxy statement, the basic characteristics of awards that may be granted under the 2010 Plan are as follows:

          Incentive and Non-Qualified Stock Options. Both incentive and non-qualified stock options may be granted to recipients at such exercise prices as the Committee may determine but not less than 100% of their fair market value (as defined in the 2010 Plan) as of the date the option is granted. We determine fair market value of our Common Stock based on the closing price of our stock on the New York Stock Exchange on the day preceding the date of grant; however, if the grant of an option occurs after the close of market, then we use the closing price of our stock on that day. Stock options may be granted and exercised at such times as the Committee may determine, except that, unless applicable federal tax laws are modified, the aggregate fair market value of the shares our Common Stock with respect to which incentive stock options may first become exercisable in any calendar year for any employee may not exceed $100,000 under the 2010 Plan or any other plan we have in effect. Additional restrictions apply to an incentive stock option granted to an individual who beneficially owns more than 10% of the combined voting power of all classes of our stock.

          The purchase price payable upon exercise of options may be paid in cash, or, if the Committee permits, by reducing the number of shares delivered to the participant or by delivering stock already owned by the participant (where the fair market value of the shares withheld or delivered on the date of exercise is equal to the option price of the stock being purchased), or in a combination of cash and such stock, unless otherwise provided in the related agreement. The participants may also simultaneously exercise options and sell the stock purchased upon such exercise pursuant to brokerage or similar relationships and use the sale proceeds to pay the purchase price.

          Stock Appreciation Rights. The value of a stock appreciation right granted to a recipient is determined by the appreciation in our Common Stock, subject to any limitations upon the amount or percentage of total appreciation that the Committee may determine at the time the right is granted. The recipient receives all or a portion of the amount by which the fair market value of a specified number of shares, as of the date the stock appreciation right is exercised, exceeds a price specified by the Committee at the time the right is granted. The price specified by the Committee must be at least 100% of the fair market value of the specified number of shares of our Common Stock to which the right relates determined as of the date the stock appreciation right is granted. A stock appreciation right may be granted in connection with a previously or contemporaneously granted option, or independent of any option.

          Performance Units. Performance units entitle the recipient to payment in amounts determined by the Committee based upon the achievement of specified performance targets during a specified term. With respect to recipients who are “covered employees” under Section 162(m) of the Code, such performance targets will consist of one or any combination of two or more of earnings or earnings per share before income tax (profit before taxes), net earnings or net earnings per share (profits after taxes), economic profit, inventory, total or net operating asset turnover, operating income, total shareholder return, return on equity and pre-tax and pre-interest expense return on average invested capital, each of which may be expressed on a current value basis, or a growth rate or relative to a designated peer group or index of comparable companies, and any such targets may relate to one or any combination of two or more of corporate, group, unit, division, affiliate, or individual performance.

          Payments with respect to stock appreciation rights and performance units may be paid, as determined by the Committee, in cash, shares of our Common Stock, or a combination of cash and shares, and payments with respect to performance units may also be paid in deferred stock units providing for deferred payments of cash and shares. The Committee may require or permit participants to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under the 2010 Plan.

          Restricted Stock and Other Stock-Based Awards. Our Common Stock granted to recipients may contain such restrictions as the Committee may determine, including provisions requiring forfeiture and imposing restrictions upon stock transfer. Awards of restricted stock may, in the discretion of the Committee, provide the participant with dividends and voting rights prior to vesting. No award of restricted stock may vest earlier than three years from the date of grant, except where the Committee approves a shorter vesting period in the case of an award to attract a new executive, an issuance of restricted stock in exchange for other compensation or other limited circumstances described in the 2010 Plan. The Committee may also from time to time grant awards of unrestricted stock or other stock-based awards such as awards denominated in stock units, securities convertible into stock, and phantom securities.

          No Future Grants of Reload Options. Certain options previously issued under our prior plans provide for the issuance of “reload” options pursuant to which, subject to the terms and conditions established by the Committee and any applicable requirements of Exchange Act Rule 16b-3 or any other applicable law, the participant will, either automatically or subject to subsequent Committee approval, be granted a new option when the payment of the exercise price of the original option, or the payment of tax withholdings, is made through the delivery to us of shares held by such participant. The reload option will be a fully vested option to purchase the number of shares provided as consideration for the exercise price and in payment of taxes in connection with the exercise of the original option, will have a per share exercise price equal to the fair market value of a share as of the date of exercise of the original option, and will otherwise have terms and conditions as contained in the original option. Reload options do not increase the net equity position of a participant and an option grant may only be reloaded once. We have not granted options with reload features since March 1, 2004, and we do not intend to grant options with reload features in the future. In order to honor our contractual obligation to issue a reload option upon a qualifying exercise of the outstanding options with reload features, the 1999 Plan will remain available for such grants.

Acceleration of Awards, Lapse of Restrictions

          The Committee may accelerate vesting requirements, performance periods, and the expiration of the applicable term or restrictions, and adjust performance targets and payments, upon such terms and conditions as are set forth in the participant’s agreement, or otherwise in the Committee’s discretion, which may include, without limitation, acceleration resulting from a “change of control” or a “fundamental change” (as those terms are defined in the 2010 Plan), or the participant’s death, disability, or retirement.

Duration, Adjustments, Modifications, Terminations

          The 2010 Plan provides that all awards are subject to agreements containing the terms and conditions of the awards. Such agreements will be entered into by the recipients of the awards and the Company on or after the time the awards are granted and are subject to amendment, including unilateral amendment by the Committee, unless such amendments are determined by the Committee to be materially adverse to the participant and are not required as a matter of law. No amendment shall reduce the exercise price of, or “reprice,” any outstanding award, without shareholder approval. The 2010 Plan prohibits amendments to options or stock appreciation rights that provide for a cash buyout of any such award that is not “in the money” or that makes any option or stock appreciation right subject to a voluntary surrender and subsequent regrant of an “in the money” option or stock appreciation right.

          The 2010 Plan will remain in effect until the tenth anniversary of its effectiveness, which will occur upon shareholder approval, or such earlier date on which the 2010 Plan is terminated. The 2010 Plan also gives the Board the right to amend, modify, terminate or suspend the Plan, except that amendments to the Plan are subject to shareholder approval if needed to comply with the New York Stock Exchange listing rules.

          In the event of a “fundamental change,” recapitalizations, stock dividends, stock splits, or other relevant changes, the Committee has the discretion to adjust the number and type of shares available for awards or the number and type of shares and amount of cash subject to outstanding awards, the option exercise price of outstanding options, and outstanding awards of performance units and payments with regard thereto. Adjustments in performance targets and payments on performance units are also permitted upon the occurrence of such events as may be specified in the related agreements, which may include a “change of control.” Under the 2010 Plan, the Committee may cancel outstanding options and stock appreciation rights generally in exchange for cash payments to the recipients in the event of a “fundamental change” (defined as certain dissolutions, liquidations, mergers, consolidations, statutory share exchanges, or other similar events involving the Company).

Federal Tax Considerations

          The following summary sets forth the tax events generally expected for United States citizens under current United States federal income tax laws in connection with awards under the 2010 Plan.

          Incentive Stock Options. A recipient will realize no taxable income, and we will not be entitled to any related deduction, at the time an incentive stock option is granted under the 2010 Plan. If certain statutory employment and holding period conditions are satisfied before the recipient disposes of shares acquired pursuant to the exercise of such an option, then no taxable income will result upon the exercise of such option, and we will not be entitled to any deduction in connection with such exercise. Upon disposition of the shares after expiration of the statutory holding periods, any gain or loss realized by a recipient will be a long-term capital gain or loss. We will not be entitled to a deduction with respect to a disposition of the shares by a recipient after the expiration of the statutory holding periods.

          Except in the event of death, if shares acquired by a recipient upon the exercise of an incentive stock option are disposed of by such recipient before the expiration of the statutory holding periods (a “disqualifying disposition”), such recipient will be considered to have realized as compensation, taxable as ordinary income in the year of disposition, an amount, not exceeding the gain realized on such disposition, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the option. We will be entitled to a deduction at the same time and in the same amount as the recipient is deemed to have realized ordinary income. Any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. Such capital gain or loss will be long-term or short-term based upon how long the shares were held. If the recipient pays the option price with shares that were originally acquired pursuant to the exercise of an incentive stock option and the statutory holding periods for such shares have not been met, the recipient will be treated as having made a disqualifying disposition of such shares, and the tax consequence of such disqualifying disposition will be as described above.

          The foregoing discussion applies only for regular tax purposes. For alternative minimum tax purposes, an incentive stock option will be treated as if it were a non-qualified stock option, the tax consequences of which are discussed below.

          Non-Qualified Stock Options. A recipient will realize no taxable income, and we will not be entitled to any related deduction, at the time a non-qualified stock option is granted under the 2010 Plan. At the time of exercise of a non-qualified stock option, the recipient will realize ordinary income, and we will be entitled to a deduction, equal to the excess of the fair market value of the stock on the date of exercise over the option price. Upon disposition of the shares, any additional gain or loss realized by the recipient will be taxed as a capital gain or loss, long-term or short-term, based upon how long the shares are held.

          Stock Appreciation Rights and Performance Units. Generally: (a) the recipient will not realize income upon the grant of a stock appreciation right or performance unit award; (b) the recipient will realize ordinary income, and we will be entitled to a corresponding deduction, in the year cash or shares of Common Stock are delivered to the recipient upon exercise of a stock appreciation right or in payment of the performance unit award; and (c) the amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of Common Stock received on the date of issuance. The federal income tax consequences of a disposition of unrestricted shares received by the recipient upon exercise of a stock appreciation right or in payment of a performance unit award are the same as described below with respect to a disposition of unrestricted shares.

          Restricted and Unrestricted Stock. Unless the recipient files an election to be taxed under Section 83(b) of the Code: (a) the recipient will not realize income upon the grant of restricted stock; (b) the recipient will realize ordinary income, and we will be entitled to a corresponding deduction, when the restrictions have been removed or expire; and (c) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire. If the recipient files an election to be taxed under Section 83(b) of the Code, the tax consequences to the recipient will be determined as of the date of the grant of the restricted stock rather than as of the date of the removal or expiration of the restrictions.

          With respect to awards of unrestricted stock: (a) the recipient will realize ordinary income, and we will be entitled to a corresponding deduction upon the grant of the unrestricted stock and (b) the amount of such ordinary income and deduction will be the fair market value of such unrestricted stock on the date of grant.

          When the recipient disposes of restricted or unrestricted stock, the difference between the amount received upon such disposition and the fair market value of such shares on the date the recipient realizes ordinary income will be treated as a capital gain or loss, long-term or short-term, based upon how long the shares are held.

          Withholding. The 2010 Plan permits us to withhold from awards an amount sufficient to cover any required withholding taxes. In lieu of cash, the Committee may permit a participant to cover withholding obligations through a reduction in the number of shares to be delivered to such participant or by delivery of shares already owned by the participant.

The Board of Directors recommends a vote FOR approval of the 2010 Plan.

EQUITY COMPENSATION PLAN INFORMATION

          The following table provides information about shares of the Company’s Common Stock that may be issued under the Company’s equity compensation plans, as of December 31, 2009.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	(b) Weighted-average exercise price of outstanding options, warrants and rights(2)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities in column (a))
Equity compensation plans approved by security holders	1,561,013	$15.96	507,162
Equity compensation plans not approved by security holders	0	0	0
Total	1,561,013	$15.96	507,162

(1)

Amount includes outstanding awards under the 1995 Stock Incentive Plan, the 1997 Non-Employee Director Stock Option Plan, the 1999 Stock Incentive Plan, and the 2007 Stock Incentive Plan, each as amended (the “Plans”). Amount includes shares of Common Stock that may be issued upon exercise of outstanding stock options under the Plans. Amount also includes shares of Common Stock that may be paid in cash upon exercise of outstanding stock appreciation rights under the Plans. Amount also includes shares of Common Stock that may be issued upon settlement of deferred stock units (phantom stock) under the Plans. Stock appreciation rights and deferred stock units may be settled in cash, stock or a combination of both. Column (a) includes the maximum number of shares that could be issued upon a complete distribution of all outstanding stock options, stock appreciation rights, and deferred stock units.

(2)	Column (b) includes the weighted-average exercise price for outstanding stock options and stock appreciation rights.

OTHER INFORMATION

Security Ownership of Certain Beneficial Owners and Management

          The following table sets forth, as of March 1, 2010, information regarding beneficial ownership (including shares subject to options and other convertible securities that are exercisable, will become exercisable, or otherwise will be settled within 60 days of March 1, 2010) by:

•	Beneficial owners of more than 5% of our Common Stock,

•	Ownership by directors and director nominees,

•	Ownership by the Named Executives as listed in the Summary Compensation Table, and

•	Ownership by all directors and all executive officers as a group.

          Except as otherwise noted, the shareholders listed have sole voting and investment powers with respect to the Common Stock owned by them.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock (1)
Royce & Associates, LLC 745 Fifth Avenue New York, NY 10151	2,167,700 shares in aggregate. Royce & Associates, LLC has sole voting power for 2,167,700 shares, shared voting power for 0 shares, sole investment authority for 2,167,700 shares, and shared investment authority for 0 shares.(2)(4)	11.53%
Keeley Asset Management Corp. 401 South LaSalle Street Chicago, IL 60605	1,947,740 shares in aggregate. Keeley Asset Management has sole voting power for 1,898,530 shares, shared voting power for 0 shares, sole investment authority for 1,947,740 shared, and shared investment authority for 0 shares.(2)(6)	10.36%
Vanguard Fiduciary Trust Company 500 Admiral Nelson Blvd. Malvern, PA 19355	1,863,128 shares in aggregate. Vanguard has sole voting power for 0 shares, shared voting power for 1,863,128 shares, sole investment authority for 0 shares, and shared investment authority for 1,863,128 shares.(2)(3)	9.91%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	1,116,900 shares in aggregate. T. Rowe Price Associates, Inc. has sole voting power for 104,300 shares, shared voting power for 0 shares, sole investment authority for 1,116,900 shares, and shared investment authority for 0 shares.(2)(7)	5.94%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	1,003,639 shares in aggregate. BlackRock, Inc. has sole voting power for 1,003,639 shares, shared voting power for 0 shares, sole investment authority for 1,003,639 shares, and shared investment authority for 0 shares.(2)(5)	5.34%
H. Chris Killingstad	233,619 shares(8)(9)	1.23%
Thomas Paulson	37,485 shares(8)(10)	*
Karel Huijser	35,580 shares(11)	*
Don B. Westman	29,858 shares(8)(12)	*
Thomas J. Dybsky	88,066 shares(8)(13)	*
William F. Austen	7,934 shares(14)	*

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock (1)
Jeffrey A. Balagna	16,599 shares(15)	*
Carol S. Eicher	3,014 shares(16)	*
James T. Hale	33,443 shares(17)	*
David Mathieson	16,031 shares(18)	*
Donal L. Mulligan	547 shares	*
Stephen G. Shank	34,684 shares(19)	*
Steven A. Sonnenberg	13,025 shares(20)	*
David S. Wichmann	1,039 shares	*
All Directors and executive officers as a group (17 persons)	646,287 shares(8)(21)	3.36%

(1)	An asterisk in the column listing the percentage of shares beneficially owned indicates the person owns less than 1% of the total.

(2)

The information set forth above as to the Amount and Nature of Beneficial Ownership is based upon Schedule 13G statements filed with the Securities and Exchange Commission reflecting beneficial ownership as of December 31, 2009.

(3)

This number includes shares held in trust as of December 31, 2009, for the benefit of employees in certain of the Company’s employee benefit plans, all of which have been allocated to plan participants. The plan trustee votes shares allocated to participant accounts as directed by participants. Shares held by the trustee on behalf of the plans as to which participants have made no timely voting directions are voted by the plan trustee in the same proportions as shares for which directions are received. Shares held by the trustee on behalf of the plans may be disposed of by the plans or the trustee only in accordance with the terms of the plans. For tender decisions, if no instruction is received from a participant, the shares will not be tendered.

(4)

Includes various accounts managed by Royce & Associates, LLC, which have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of shares of the Company.

(5)

BlackRock, Inc., completed an acquisition of Barclays Global Investors, NA, and certain of its affiliates (“BG Entities”) on December 1, 2009. The BGI Entities are now included as subsidiaries of BlackRock, Inc., for purposes of Schedule 13G filings.

(6)	Keeley Small Cap Value Fund, a series of Keeley Funds, Inc., does not have or share voting or investment authority, but shares beneficial ownership over 1,525,000 of the shares.

(7)

T. Rowe Price Associates, Inc. and its related entities are deemed to beneficially own the shares as an investment advisor to many unrelated clients. The T. Rowe Price entities share power to make decisions whether to retain or dispose and vote the shares.

(8)	Includes shares allocated to the individual or group under the Tennant Profit Sharing and ESOP Plan.

(9)	Includes 156,151 shares covered by currently exercisable options granted to Mr. Killingstad.

(10)	Includes 26,198 shares covered by currently exercisable options granted to Mr. Paulson.

(11)	Includes 25,086 shares covered by currently exercisable options granted to Mr. Huijser.

(12)	Includes 18,606 shares covered by currently exercisable options granted to Mr. Westman.

(13)	Includes 73,538 shares covered by currently exercisable options granted to Mr. Dybsky.

(14)	Includes 3,105 shares covered by currently exercisable options or options exercisable within 60 days, granted to Mr. Austen.

(15)	Includes 8,667 shares covered by currently exercisable options or options exercisable within 60 days, granted to Mr. Balagna.

(16)	Includes 466 shares covered by currently exercisable options granted to Ms. Eicher.

(17)	Includes 18,667 shares covered by currently exercisable options or options exercisable within 60 days, granted to Mr. Hale.

(18)	Includes 3,681 shares covered by currently exercisable options or options exercisable within 60 days, granted to Mr. Mathieson.

(19)	Includes 20,467 shares covered by currently exercisable options or options exercisable within 60 days, granted to Mr. Shank.

(20)	Includes 6,151 shares covered by currently exercisable options or options exercisable within 60 days, granted to Mr. Sonnenberg.

(21)	Includes 423,350 shares covered by currently exercisable options or options exercisable within 60 days, granted to executive officers (including Named Executives) and directors of our Company.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Securities and Exchange Act of 1934 requires that our directors and executive officers file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Directors and executive officers are required by Commission regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of copies of these forms furnished to us, and written representations from the directors and executive officers, all Section 16(a) filing requirements were met for the year ending December 31, 2009, except for:

•

Form 4s for Ms. Eicher and Messrs. Austen, Balagna, Hale, Mathieson, Shank and Sonnenberg relating to the non-management director restricted stock and options granted on May 12, 2009, were filed on January 8, 2010.

•	Form 4 for Mr. Huijser relating to stock options, restricted stock units and a restricted stock grant under the 2009 LTIP awarded on February 27, 2009, was filed on January 14, 2010.

Related-Person Transaction Approval Policy

          In February 2007, our Board adopted a written related-person transaction approval policy, which sets forth our Company’s policies and procedures for the review, approval or ratification of certain related-person transactions. Our policy applies to any transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships in which our Company or an executive is a participant and in which a related person has a direct or indirect interest, but exempts the following:

•

Payment of compensation by our Company to a related person for the related person’s service to our Company in the capacity or capacities that give rise to the person’s status as a “related person” (provided such compensation was approved by the Board or a Committee of the Board, if such approval was required);

•	Transactions available to all employees or all shareholders of our Company on the same terms; and

•	Transactions which, when aggregated with the amount of all other transactions between the related person and our Company, involve less than $120,000 in a fiscal year.

          Our Board must approve any related person transaction subject to this policy before commencement of the related person transaction or, if the transaction is not identified prior to its commencement, the transaction must be submitted to our Board for ratification. The Board will analyze the following factors, in addition to any other factors the Committee deems appropriate, in determining whether to approve a related person transaction:

•	Whether the terms are fair to our Company;

•	Whether the transaction is material to our Company;

•	The role the related person has played in arranging the related person transaction;

•	The structure of the related-person transaction; and

•	The interests of all related persons in the related-person transaction.

          The Board may, in its sole discretion, approve or deny any related person transaction. Approval of a related person transaction may be conditioned upon our Company and the related person taking such precautionary actions as the Board deems appropriate.

Shareholder Proposals

          Shareholder proposals intended to be presented at the 2011 Annual Meeting should be sent to our Corporate Secretary at 701 North Lilac Drive, P.O. Box 1452, Minneapolis, MN 55440-1452. Proposals must be received on or before November 19, 2010, to be eligible for inclusion in our Proxy Statement and form of Proxy relating to that meeting.

          Shareholder proposals intended to be presented at the 2011 Annual Meeting, but not intended to be included in the Proxy Statement or form of Proxy for the meeting, must be received on or before January 28, 2011. Proxies solicited by our Board for that Annual Meeting will authorize the named Proxies on the Proxy Card to use their discretion in voting the Proxies when any such proposals are presented at the meeting.

          See Director Nomination Process for information and requirements on how to recommend a potential director candidate person for consideration by the Governance Committee.

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APPENDIX A

Tennant Company
2010 Stock Incentive Plan

Tennant Company
2010 Stock Incentive Plan

          1.     Purpose. The purpose of the Tennant Company 2010 Stock Incentive Plan (the “Plan”) is to promote the interests of the Company and its shareholders by providing key personnel of the Company and its Affiliates with an opportunity to acquire a proprietary interest in the Company and reward them for achieving a high level of corporate performance and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company and its Affiliates. In addition, the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining key personnel of outstanding ability. The Plan is also intended to provide Non-Employee Directors with an opportunity to acquire a proprietary interest in the Company, to compensate Non-Employee Directors for their contribution to the Company and to aid in attracting and retaining Non-Employee Directors.

2. Definitions.

2.1	The capitalized terms used elsewhere in the Plan have the meanings set forth below.

          (a)     “Affiliate” means any corporation that is a “parent corporation” or “subsidiary corporation” of the Company, as those terms are defined in Code Sections 424(e) and (f), or any successor provisions, and, for purposes other than the grant of Incentive Stock Options, any joint venture in which the Company or any such “parent corporation” or “subsidiary corporation” owns an equity interest.

          (b)     “Agreement” means a written contract (i) consistent with the terms of the Plan entered into between the Company or an Affiliate and a Participant and (ii) containing the terms and conditions of an Award in such form and not inconsistent with the Plan as the Committee shall approve from time to time, together with all amendments thereto, which amendments may be unilaterally made by the Company (with the approval of the Committee) unless such amendments are deemed by the Committee to be materially adverse to the Participant and not required as a matter of law.

(c) “Award” or “Awards” means a grant made under the Plan in the form of Restricted Stock, Options, Stock Appreciation Rights, Performance Units, Stock or any other stock-based award.

(d) “Board” means the Board of Directors of the Company.

          (e)     “Cause” shall mean termination for (i) the Participant’s material breach of any confidentiality, non-disclosure, non-solicitation, non-competition, invention assignment or similar agreement; (ii) an act or acts of dishonesty undertaken by the Participant and intended to result in gain or personal enrichment of the Participant at the expense of the Company; (iii) persistent failure by the Participant to perform the duties of the Participant’s employment, which failure is demonstrably willful and deliberate on the part of the Participant and constitutes gross neglect of duties by the Participant; or (iv) the indictment or conviction of the Participant for a felony if the act or acts constituting the felony are substantially detrimental to the Company or its reputation.

(f) “Change of Control” means one of the following:

(i) a majority of the directors of the Company shall be persons other than persons

(A) for whose election proxies shall have been solicited by the Board, or

(B) who are then serving as directors appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly created directorships;

         (ii)     35% or more of (1) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (“Outstanding Company Voting Securities”) or (2) the then outstanding Shares of Stock (“Outstanding Company Common Stock”) are acquired or beneficially owned (as defined in Rule 13d-3 under the Exchange Act, or any successor rule thereto) by any individual, entity or group (within the meaning of Section 13d(3) or 14(d)(2) of the Exchange Act), provided, however, that the following acquisitions and beneficial ownership shall not constitute Changes of Control pursuant to this Section 2(f)(ii):

(A) any acquisition or beneficial ownership by the Company or a subsidiary of the Company, or

(B) any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or one or more of its subsidiaries, or

          (C)     any acquisition or beneficial ownership by a parent entity of the Company (after giving effect to the merger or statutory share exchange) or its wholly owned subsidiaries, as long as they shall remain wholly owned subsidiaries, directly or indirectly of 100% of the Outstanding Company Voting Securities as a result of a merger or statutory share exchange that complies with Section 2(f)(iii)(A)(1), (2) and (3) or the exception in Section 2(f)(iii)(B) in all respects;

(iii) the Company consummates

(A) a merger of the Company with or into another entity, other than a merger in which

          (1)     the persons who were the beneficial owners, respectively, of the Outstanding Company Voting Securities and Outstanding Company Common Stock immediately prior to such merger beneficially own, directly or indirectly, immediately after the merger, more than 50% of, respectively, the then outstanding common stock and the then outstanding voting power of the voting securities (or comparable equity interests) of the surviving entity in the merger or its direct or indirect parent entity in substantially the same proportions (except for those exercising statutory dissenters’ rights) as their ownership of the Outstanding Company Voting Securities and Outstanding Company Common Stock immediately prior to the merger,

          (2)     if voting securities of the direct or indirect parent entity of the Company (after giving effect to the merger) are exchanged for Outstanding Company Voting Securities in the merger, all holders of any class or series of Outstanding Company Voting Securities immediately prior to the merger have the right to receive substantially the same per share consideration in exchange for their Outstanding Company Voting Securities as all other holders of such class or series (except for those exercising statutory dissenters’ rights), and

          (3)     no individual, entity or group (other than a direct or indirect, parent entity that, after giving effect to the merger, directly or indirectly through one or more wholly owned subsidiaries, beneficially owns 100% of the outstanding voting securities of the entity resulting from the merger) beneficially owns, directly or indirectly, immediately after the merger, 35% or more of the voting power of the outstanding voting securities or the outstanding common stock of the entity (or comparable equity interests) resulting from the merger.

          (B)     an exchange, pursuant to a statutory exchange of Outstanding Company Voting Securities held by shareholders of the Company immediately prior to the exchange, of shares of one or more classes or series of Outstanding Company Voting Securities for cash, securities or other property, except for voting securities of a direct or indirect parent entity of the Company (after giving effect to the statutory share exchange) owning directly, or indirectly through wholly owned subsidiaries, both beneficially and of record 100% of the Outstanding Company Voting Securities immediately after the statutory share exchange if (1) the persons who were the beneficial owners, respectively, of the Outstanding Company Voting Securities and the Outstanding Common Stock of the Company immediately before such statutory share exchange own, directly or indirectly, immediately after the statutory share exchange more than 50% of, respectively, the voting power of the then outstanding voting securities and the then outstanding common stock (or comparable equity interests) of such parent entity, and (2) all holders of any class or series of Outstanding Company Voting Securities immediately prior to the statutory share exchange have the right to receive substantially the same per share consideration in exchange for their Outstanding Company Voting Securities as all other holders of such class or series (except for those exercising statutory dissenters’ rights), or

(C) a sale or other disposition of all or substantially all of the assets of the Company (in one transaction or a series of transactions); or

(iv) the shareholders of the Company approve a definitive agreement or plan to liquidate or dissolve the Company.

Notwithstanding anything herein stated, no Change of Control shall be deemed to occur unless it would be deemed to constitute a change in ownership or effective control, or a change in the ownership of a substantial portion of the assets, of a business under Section 409A of the Code.

(g) “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute, and the regulations promulgated thereunder.

          (h)     “Committee” means two or more Non-Employee Directors designated by the Board to administer the Plan under Section 3.1 and constituted so as to permit grants thereby to comply with Exchange Act Rule 16b-3 and Code Section 162(m), each member of which shall be (i) an independent director within the meaning of Rule 303A of the New York Stock Exchange Listed Company Manual, (ii) considered a non-employee director within the meaning of Exchange Act Rule 16b-3 or its successor provision and (iii) an outside director for purposes of Code Section 162(m).

(i) “Company” means Tennant Company, a Minnesota corporation, or any successor to all or substantially all of its businesses by merger, consolidation, purchase of assets or otherwise.

(j) “Deferred Stock Unit” or “DSU” means a derivative security, the value of which will be equal to the value of a Share, having such characteristics as the Committee may determine.

          (k)     “Disability” means the disability of a Participant such that the Participant is considered disabled under any retirement plan of the Company which is qualified under Section 401 of the Code, or as otherwise determined by the Committee.

(l) “Employee” means an employee (including an officer or director who is also an employee) of the Company or an Affiliate.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time or any successor statute.

          (n)     “Exchange Act Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as now in force and in effect from time to time or any successor regulation.

(o) “Fair Market Value” as of any date means, unless otherwise expressly provided in the Plan:

          (i)     the closing sale price of a Share on the date immediately preceding that date or, if no sale of the Company’s Shares shall have occurred on that date, on the next preceding day on which a sale of Shares occurred

(A) on the composite tape for New York Stock Exchange listed shares, or

(B) if the Shares are not listed on the composite tape for New York Stock Exchange listed shares, on the principal securities exchange or other system on which the Shares are then listed or traded,

          (ii)     if clause (i) is inapplicable, what the Committee determines in good faith to be 100% of the fair market value of a Share on that date, using such criteria as it shall determine, in its sole discretion, to be appropriate for valuation.

          However, if the applicable securities exchange or system has closed for the day at the time the event occurs that triggers a determination of Fair Market Value, whether the grant of an Award, the exercise of an Option or Stock Appreciation Right or otherwise, all references in this paragraph to the “date immediately preceding that date” shall be deemed to be references to “that date.” In the case of an Incentive Stock Option, if this determination of Fair Market Value is not consistent with the then-current regulations of the Secretary of the Treasury, Fair Market Value shall be determined in accordance with those regulations. The determination of Fair Market Value shall be subject to adjustment as provided in Section 16.

          (p)     “Fundamental Change” means a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company, a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company.

(q) “Incentive Stock Option” means any Option designated as such and granted in accordance with the requirements of Code Section 422 or any successor provision.

(r) “Insider” as of a particular date means any person who, as of that date is an officer of the Company as defined under Exchange Act Rule 16a-1(f) or its successor provision.

(s) “Non-Employee Director” means a member of the Board who is not an Employee.

(t) “Non-Statutory Stock Option” means an Option other than an Incentive Stock Option.

(u) “Option” means a right to purchase Stock, including both Non-Statutory Stock Options and Incentive Stock Options.

(v) “Participant” means a person or entity to whom an Award is or has been made in accordance with the Plan.

          (w)     “Performance-Based Compensation” means an Award to a “covered officer” (as defined in Section 162(m)(3) of the Code) that is intended to constitute “performance-based compensation” within the meaning of Section 162(m)(4)(c) of the Code.

(x) “Performance Period” means the period of time as specified in an Agreement over which Performance Units or any other Award subject to Performance Measures are to be earned.

          (y)     “Performance Measures” means the performance measures established by the Committee in connection with the grant of an Award. In the case of such grants intended to constitute Performance-Based Compensation, the Performance Measures shall consist of one or any combination of two or more of earnings or earnings per share before income tax (profit before taxes), net earnings or net earnings per share (profit after tax), economic profit, inventory, total or net operating asset turnover, operating income, total shareholder return, return on equity and pre-tax and pre-interest expense return on average invested capital, each of which may be expressed on a current measure, a growth rate or relative to a designated peer group or index of comparable companies, and any such targets may relate to one or any combination of two or more of corporate, group, unit, division, Affiliate or individual performance.

(z) “Performance Units” means an Award made pursuant to Section 11.

(aa) “Plan” means this Tennant Company 2010 Stock Incentive Plan, as may be amended and in effect from time to time.

(bb) “Restricted Stock” means Stock granted under Section 7 so long as such Stock remains subject to one or more restrictions.

          (cc)    “Retirement” means termination of employment, other than for Cause, on or after age 55, provided the Employee has been employed by the Company and/or one or more Affiliates for at least ten years, or termination of employment on or after age 62.

          (dd)    “Section 16” or “Section 16(b)” means Section 16 or Section 16(b), respectively, of the Exchange Act or any successor statute and the rules and regulations promulgated thereunder as in effect and as amended from time to time.

(ee) “Share” means a share of Stock.

(ff) “Stock” means the common stock, par value $0.375 per share (subject to adjustment from time to time), of the Company.

(gg) “Stock Appreciation Right” means a right, the value of which is determined in relation to the appreciation in value of Shares pursuant to an Award granted under Section 10.

(hh) “Subsidiary” means a “subsidiary corporation,” as that term is defined in Code Section 424(f) or any successor provision.

          (ii)     “Successor” with respect to a Participant means the legal representative of an incompetent Participant, and if the Participant is deceased, the estate of the Participant or the person or persons who may, by bequest or inheritance, or pursuant to the terms of an Award, acquire the right to exercise an Option or Stock Appreciation Right or to receive cash and/or Shares issuable in satisfaction of an Award in the event of the Participant’s death.

          (jj)     “Term” means the period during which an Option or Stock Appreciation Right may be exercised or the period during which the restrictions or terms and conditions placed on Restricted Stock or any other Award are in effect.

(kk) “Transferee” means any “family member” (as defined by the general instructions to Form S-8 under the Securities Act of 1933) of the Participant.

          2.2     Gender and Number. Except when otherwise indicated by the context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

3. Administration and Indemnification.

3.1 Administration.

          (a)     The Committee shall administer the Plan. The Committee shall have exclusive power to (i) make Awards, (ii) determine when and to whom Awards will be granted, the form of each Award, the amount of each Award, and any other terms or conditions of each Award consistent with the Plan, and (iii) determine whether, to what extent and under what circumstances, Awards may be settled, paid or exercised in cash, Shares or other Awards, or other property, or canceled, forfeited or suspended. Each Award shall be subject to an Agreement authorized by the Committee. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and acts of a majority of the members present at any meeting at which a quorum is present or the acts unanimously approved in writing by all members of the Committee shall be the acts of the Committee.

          (b)     Solely for purposes of determining and administering Awards to Participants who are not Insiders, the Committee may delegate all or any portion of its authority under the Plan to one or more persons who are not Non-Employee Directors.

(c) To the extent within its discretion and subject to Sections 15 and 16, the Committee may amend the terms and conditions of any outstanding Award.

          (d)     It is the intent that the Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3, except in such instances as the Committee, in its discretion, may so provide.

If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 3.1(d), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applicable to Insiders to the extent permitted by law and in the manner deemed advisable by the Committee.

          (e)     The Committee’s interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein. Consistent with its terms, the Committee shall have the power to establish, amend or waive regulations to administer the Plan. In carrying out any of its responsibilities, the Committee shall have discretionary authority to construe the terms of the Plan and any Award or Agreement made under the Plan.

         3.2     Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified and held harmless by the Company, to the extent permitted by law, against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act, made in good faith, under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person, provided such person shall give the Company an opportunity, at the Company’s expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

4. Shares Available Under the Plan.

          (a)     The number of Shares available for distribution under the Plan shall not exceed 1,000,000 (subject to adjustment pursuant to Section 4(d) and Section 16). Any Shares made subject to Awards of Options or Stock Appreciation Rights shall be counted against this number as one (1) Share for every one (1) Share granted. Any shares of Common Stock granted as an Award other than Options or Stock Appreciation Rights shall be counted against this number as one and fifty-one hundredths (1.51) Shares for every one (1) Share granted. The Shares issued under the Plan may come from authorized and unissued shares or shares purchased in the open market.

          (b)     Any Shares subject to the terms and conditions of an Award under the Plan that are not used because the terms and conditions of the Award are not met may again be used for an Award under the Plan; provided however, that the gross number of Shares with respect to which a Stock Appreciation Right has been exercised may not again be awarded under the Plan if such exercise has been settled in Shares.

(c) Any unexercised or undistributed portion of any terminated, expired, exchanged, or forfeited Award, or any Award settled in cash in lieu of Shares shall be available for further Awards.

(d) The provisions of Section 4(b) and 4(c) shall also apply to any awards granted under the Tennant Company 2007 Stock Incentive Plan that are outstanding on the effective date of the Plan.

(e) For the purposes of computing the total number of Shares granted under the Plan, the following rules shall apply to Awards payable in Shares where appropriate:

(i) each Award shall be deemed to be the equivalent of the maximum number of Shares that may be issued upon exercise of the particular Award;

(ii) an Award payable in some other security shall be deemed to be equal to the number of Shares to which it relates;

          (iii)    where the number of Shares available under the Award is variable on the date it is granted, the number of Shares shall be deemed to be the maximum number of Shares that could be received under that particular Award until the Award is settled; and

          (iv)    where two or more types of Awards (all of which are payable in Shares) are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, each such joint Award shall be deemed to be the equivalent of the maximum number of Shares available under the largest single Award.

         (f)     Notwithstanding anything to the contrary contained herein, (i) Shares tendered in payment of an Option shall not be added to the total number of Shares available for grant under the Plan, (ii) Shares withheld by the Company to satisfy any tax withholding obligation shall not be added to the total number of Shares available for grant under the Plan, (iii) Shares that are repurchased by the Company with Option proceeds shall not be added to the total number of Shares available for grant under the Plan and (iv) all Shares covered by a Stock Appreciation Right, to the extent that it is exercised and settled in Shares, and whether or not Shares are actually issued to the Participant upon exercise of the Stock Appreciation Right, shall be considered issued under the Plan.

(g) No fractional Shares may be issued under the Plan; however, cash shall be paid in lieu of any fractional Share in settlement of an Award.

(h) The maximum number of Shares that may be issued pursuant to Options intended to be Incentive Stock Options shall be 1,000,000 (subject to adjustment pursuant to Section 16).

         5.      Eligibility. Participation in the Plan shall be limited to (i) Employees, (ii) individuals who are not Employees but who provide services to the Company or an Affiliate, including services provided in the capacity of a consultant, advisor or director, such as a Non-Employee Director and (iii) any individual the Company desires to induce to become an Employee or Non-Employee Director, provided that any such grant shall be contingent upon such individual becoming an Employee or Non-Employee Director, as the case may be. The granting of Awards is solely at the discretion of the Committee, except that Incentive Stock Options may only be granted to Employees. References herein to “employed,” “employment” or similar terms (except “Employee”) shall include the providing of services in any capacity or as a director. Neither the transfer of employment of a Participant between any of the Company or its Affiliates, nor a leave of absence granted to such Participant and approved by the Committee, nor any change in status from an Employee to a consultant of the Company shall be deemed a termination of employment for purposes of the Plan.

6. General Terms of Awards.

         6.1     Amount of Award. Each Award shall be evidenced by a written or electronic Agreement setting forth the terms and conditions that apply to such Award. Each Agreement shall set forth the number of Shares of Restricted Stock, Stock or Performance Units subject to the Agreement, or the number of Shares to which the Option subject to the Agreement applies or with respect to which payment upon the exercise of the Stock Appreciation Right subject to the Agreement is to be determined, as the case may be, together with such other terms and conditions applicable to the Award (and not inconsistent with the Plan) as determined by the Committee acting in its sole discretion, which may include conditions on vesting, exercisability, lapsing of restrictions or payment that are tied to Performance Measures.

         6.2     Vesting and Term. Each Agreement, other than those relating solely to Awards of Shares without restrictions, shall set forth the Term of the Award and any applicable Performance Period, but in no event shall the Term of an Award be longer than ten years after the date of grant. The Committee may provide for such vesting conditions as the Committee, in its sole discretion, may determine, provided that (i) no Award of Options or Stock Appreciation Rights may vest in full earlier than three years from the date of grant, (ii) the restrictions or conditions on an Award of Restricted Stock may not lapse in their entirety earlier than three years from the date of grant and

(iii) the Performance Cycle of a Performance Unit or other Award subject to Performance Measures may not be shorter than one year, except, in each of clauses (i) – (iii) above, in the case of (a) a shorter vesting period specifically approved by the Committee to attract a key executive to join the Company, (b) a shorter vesting period specifically approved in accordance with the Plan to attract or retain key employees, provided that Awards with respect to no more than 75,000 Shares shall be made in accordance with this clause (b), (c) upon a Change of Control if so provided by the Committee, (d) death, Disability or Retirement as provided in Section 6.4 or as otherwise provided by the Committee, (e) restricted stock issued in exchange for other compensation as approved by the Committee, (f) a substitute Award granted pursuant to Section 19, and (g) Awards issued to Non-Employee Directors. Acceleration of the vesting or exercisability of the Award, upon such terms and conditions as shall be set forth in the Agreement, which may, but need not, include, without limitation, acceleration in the event of the Participant’s death, Disability or Retirement or the occurrence of a Change of Control or a Fundamental Change. Acceleration of the Performance Period of Performance Units shall be subject to Section 11.2.

         6.3     Transferability. Except as provided in this Section, during the lifetime of a Participant to whom an Award is granted, only that Participant (or that Participant’s Successor) may exercise an Option or Stock Appreciation Right, or receive payment with respect to Performance Units or any other Award. No Award may be sold, assigned, transferred, exchanged or otherwise encumbered other than to a Successor in the event of a Participant’s death or pursuant to a qualified domestic relations order as defined in the Code or Title 1 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules thereunder; any attempted transfer in violation of this Section 6.3 shall be of no effect. Notwithstanding the immediately preceding sentence, the Committee, in an Agreement or otherwise at its discretion, may provide that the Award (other than Incentive Stock Options) may be transferable, to the extent permitted by law, to a Transferee if the Participant does not receive any consideration for the transfer. Any Award held by a Transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof to the Transferee. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death, Disability or termination of employment of a Participant the references to “Participant” shall mean the original grantee of an Award and not any Transferee.

         6.4     Termination of Employment. Except as otherwise determined by the Committee or provided by the Committee in an Agreement, in case of a Participant’s termination of employment with the Company and all of its Affiliates, the following provisions shall apply:

(a) Options and Stock Appreciation Rights

          (i)     Death or Disability. If a Participant who has been granted an Option or Stock Appreciation Rights shall die or if a Participant’s employment terminates because of Disability before such Option or Stock Appreciation Rights have expired, the Option or Stock Appreciation Rights shall become exercisable in full, and may be exercised by the Participant’s Successor at any time, or from time to time, within one year after the date of the Participant’s death or termination or employment due to Disability.

          (ii)     Retirement. If a Participant’s employment terminates because of Retirement, the Option or Stock Appreciation Rights shall become exercisable in full, and the Participant may exercise his or her Options or Stock Appreciation Rights at any time, or from time to time, within three months after the date of such termination if such termination results from the Participant’s Retirement; provided that if the Participant has provided the Company with six months’ prior written notice of the Participant’s intention to Retire, and if there are no special payments made by the Company as a retirement incentive or inducement, then the Options or Stock Appreciation Rights may be exercised at any time within five years after the Participant’s employment by the Company terminates due to Retirement.

(iii) Cause. If a Participant’s employment is terminated for Cause, the Award shall terminate immediately upon such termination for Cause.

          (iv)     Reasons other than Death, Disability, Retirement or Cause. If a Participant’s employment terminates for any reason other than death, Disability, Retirement or Cause, the unexercisable portion of any Award held by such Participant shall terminate at the date of termination of employment and any portion of such Award that was exercisable immediately prior to such termination shall remain exercisable for three months after termination of the Participant’s employment. If the Participant is a Non-Employee Director, the Option or Stock Appreciation Right shall remain exercisable until the expiration of the Term after such Non-Employee Director ceases to be a director of the Company but, unless otherwise provided in the Agreement, only to the extent that such Option or Stock Appreciation Right was exercisable immediately prior to such Non-Employee Director ceasing to be a director.

          (v)     Notwithstanding the foregoing Sections 6.4(a)(i), (ii), (iii) and (iv), in no event shall an Option or a Stock Appreciation Right be exercisable after the expiration of the Term of such Award. Any Option or Stock Appreciation Right that is not exercised within the periods set forth in Sections 6.4 (i), (ii), (iii) and (iv), except as otherwise provided by the Committee in the applicable Agreement, shall terminate as of the end of the periods described in such Sections.

         (b)     Performance Units. If a Participant’s employment with the Company or any of its Affiliates terminates during a Performance Period because of death, Disability or Retirement, or under other circumstances provided by the Committee in its discretion in the applicable Agreement or otherwise, the Participant shall be entitled to a payment of Performance Units at the end of the Performance Period based upon the extent to which achievement of Performance Measures was satisfied at the end of such period (as determined at the end of the Performance Period) and prorated for the portion of the Performance Period during which the Participant was employed by the Company or any Affiliate. Except as provided in this Section 6.4(b) or in the applicable Agreement, if a Participant’s employment terminates with the Company and all of its Affiliates during a Performance Period, then such Participant shall not be entitled to any payment with respect to that Performance Period.

         (c)     Restricted Stock Awards. In case of a Participant’s death, Disability or Retirement, the Participant shall be entitled to receive a number of Shares of Restricted Stock under outstanding Awards that has been prorated for the portion of the Term of the Awards during which the Participant was employed by the Company and its Affiliates, and, with respect to such Shares, all restrictions shall lapse. Any Shares of Restricted Stock as to which restrictions do not lapse under the preceding sentence shall terminate at the date of the Participant’s termination of employment and such Shares of Restricted Stock shall be forfeited to the Company.

         6.5     Rights as Shareholder. Each Agreement shall provide that a Participant shall have no rights as a shareholder with respect to any securities covered by an Award unless and until the date the Participant becomes the holder of record of the Stock, if any, to which the Award relates.

         6.6     Performance-Based Awards. Any Award may be granted as a performance-based Award if the Committee establishes one or more Performance Measures upon which vesting, the lapse of restrictions or settlement in cash or Shares is contingent. With respect to any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall establish and administer Performance Measures in the manner described in Section 162(m) of the Code and the then current regulations of the Secretary of the Treasury.

7. Restricted Stock Awards.

          (a)     An Award of Restricted Stock under the Plan shall consist of Shares subject to restrictions on transfer and conditions of forfeiture, which restrictions and conditions shall be included in the applicable Agreement. The Committee may provide for the lapse or waiver of any such restrictions or conditions based on such factors or criteria as the Committee, in its sole discretion, may determine.

          (b)     Except as otherwise provided in the applicable Agreement, the Shares subject to the Award of Restricted Stock shall be issued in the name of the Participant and each Stock certificate issued with respect to an Award of Restricted Stock shall either be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, or the Stock certificate or book-entry shall bear such legends with respect to the restricted nature of the Restricted Stock evidenced thereby as shall be provided for in the applicable Agreement.

(c) Upon the lapse of the restrictions and conditions, unrestricted Shares shall be issued to the Participant or a Successor or Transferee.

          (d)     A Participant or a Transferee with a Restricted Stock Award shall have all the other rights of a shareholder including, but not limited to, the right to receive dividends and the right to vote the Shares of Restricted Stock.

          8.     Other Awards. The Committee may from time to time grant Stock and other Awards under the Plan including, without limitation, those Awards pursuant to which Shares are or may in the future be acquired, Awards denominated in Stock units, securities convertible into Stock and phantom securities. The Committee, in its sole discretion, shall determine the terms and conditions of such Awards provided that such Awards shall not be inconsistent with the terms and purposes of the Plan. The Committee may, at its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.

9. Stock Options.

9.1 Terms of All Options.

          (a)     An Option shall be granted pursuant to an Agreement as either an Incentive Stock Option or a Non-Statutory Stock Option. The purchase price of each Share subject to an Option shall be determined by the Committee and set forth in the Agreement, but shall not be less than the Fair Market Value of a Share as of the date the Option is granted (except as provided in Section 19).

          (b)     The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise, provided that to the extent permitted by law, the Agreement may permit a Participant to simultaneously exercise Options and sell the Shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from the sale as payment of the purchase price of the Shares. The purchase price may be paid in cash or, if the Committee so permits, through a reduction of the number of Shares delivered to the Participant upon exercise of the Option or delivery or tender to the Company of Shares (by actual delivery or attestation) held by such Participant (in each case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased pursuant to the Option), or a combination thereof, unless otherwise provided in the Agreement, provided that no fractional Shares will be issued or accepted. A Participant exercising an Option shall not be permitted to pay any portion of the purchase price with Shares if, in the opinion of the Committee, payment in such manner could have adverse financial accounting consequences for the Company.

          (c)     Each Option shall be exercisable in whole or in part on the terms provided in the Agreement. In no event shall any Option be exercisable at any time after the expiration of its Term. When an Option is no longer exercisable, it shall be deemed to have lapsed or terminated.

(d) No Participant may receive any combination of Options and Stock Appreciation Rights relating to more than 250,000 Shares in the aggregate pursuant to Awards in any year under this Plan.

9.2 Incentive Stock Options. In addition to the other terms and conditions applicable to all Options:

          (a)     the aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares with respect to which Incentive Stock Options held by an individual first become exercisable in any calendar year (under the Plan and all other incentive stock option plans of the Company and its Affiliates) shall not exceed $100,000 (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option, and to the extent an Option or Options granted to a Participant exceed this limit the Option or Options shall be treated as a Non-Statutory Stock Option;

          (b)     an Incentive Stock Option shall not be exercisable more than ten years after the date of grant (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option;

          (c)     an Incentive Stock Option shall not be exercisable more than one year after termination of the Participant’s employment with the Company and its Affiliates if the Participant’s employment with the Company and its Affiliates terminates because of the Participant’s death or Disability or more than three months after termination of the Participant’s employment if the Participant’s employment terminates for any reason other than death or Disability;

(d) the Agreement covering an Incentive Stock Option shall contain such other terms and provisions that the Committee determines necessary to qualify this Option as an Incentive Stock Option; and

          (e)     notwithstanding any other provision of the Plan to the contrary, no Participant may receive an Incentive Stock Option under the Plan if, at the time the Award is granted, the Participant owns (after application of the rules contained in Code Section 424(d), or its successor provision), Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries, unless (i) the option price for that Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to that Incentive Stock Option on the date of grant and (ii) that Option is not exercisable after the date five years from the date that Incentive Stock Option is granted.

         10.    Stock Appreciation Rights. An Award of a Stock Appreciation Right shall entitle the Participant (or a Successor or Transferee), subject to terms and conditions determined by the Committee, to receive upon exercise of the Stock Appreciation Right all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares as of the date of exercise of the Stock Appreciation Right over (ii) a specified price that shall not be less than 100% of the Fair Market Value of such Shares as of the date of grant of the Stock Appreciation Right. A Stock Appreciation Right may be granted in connection with part or all of, in addition to, or completely independent of an Option or any other Award under the Plan. If issued in connection with a previously or contemporaneously granted Option, the Committee may impose a condition that exercise of a Stock Appreciation Right cancels a pro rata portion of the Option with which it is connected and vice versa. Each Stock Appreciation Right may be exercisable in whole or in part on the terms provided in the Agreement. No Stock Appreciation Right shall be exercisable at any time after the expiration of its Term. When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have lapsed or terminated. Upon exercise of a Stock Appreciation Right, payment to the Participant or a Successor or Transferee shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a Stock Appreciation Right. No Participant may receive any combination of Options and Stock Appreciation Rights relating to more than 50,000 Shares in the aggregate pursuant to Awards in any year under this Plan.

11.	Performance Units.

	11.1	Initial Award.

          (a) An Award of Performance Units under the Plan shall entitle the Participant or a Successor or Transferee to future payments of cash, Shares, DSUs or a combination thereof, as determined by the Committee, based upon the achievement of specified levels of one or more Performance Measures. The Agreement may establish that a portion of a Participant’s Award will be paid for performance that exceeds the minimum target but falls below the maximum target applicable to the Award. The Agreement shall also provide for the timing of the payment.

          (b) Following the conclusion or acceleration of each Performance Period, the Committee shall determine the extent to which (i) Performance Measures have been attained, (ii) any other terms and conditions with respect to an Award relating to the Performance Period have been satisfied and (iii) payment is due with respect to an Award of Performance Units.

(c) No Participant may receive Performance Units (or Shares, cash or DSUs in payment therefor) relating to more than 100,000 Shares pursuant to Awards of Performance Units in any year under this Plan.

         11.2    Acceleration and Adjustment. The Agreement may permit an acceleration of the Performance Period and an adjustment of Performance Measures and payments with respect to some or all of the Performance Units awarded to a Participant, upon the occurrence of certain events, which may, but need not include, without limitation, a Change of Control, a Fundamental Change, a recapitalization, a change in the accounting practices of the Company, a change in the Participant’s title or employment responsibilities, the Participant’s death, Disability or Retirement or, with respect to payments in Shares with respect to Performance Units, a reclassification, stock dividend, stock split or stock combination as provided in Section 16. The Agreement also may provide for a limitation on the value of an Award of Performance Units that a Participant may receive.

12.	Effective Date and Duration of the Plan.

12.1 Effective Date. The Plan shall become effective on the date the Plan is approved by the requisite vote of shareholders at the 2010 Annual Meeting of Shareholders or any adjournment thereof.

         12.2    Duration of the Plan. The Plan shall remain in effect until all Stock subject to it shall be distributed, all Awards have expired or lapsed, the Plan is terminated pursuant to Section 15, or the tenth anniversary of the date of shareholder approval of the Plan, whichever occurs first (the “Termination Date”); provided, however, that Awards made before the Termination Date may be exercised, vested or otherwise effectuated beyond the Termination Date unless limited in the Agreement or otherwise. The date and time of approval by the Committee of the granting of an Award shall be considered the date and time at which the Award is made or granted, unless the approval specifies an alternative grant date that is later than the date and time of approval.

12.3 Effect on Prior Plans. No new awards shall be granted to any Employee or Non-Employee Director under any other previously approved Company stock plan after the Plan becomes effective.

13.	Plan Does Not Affect Employment Status.

(a) Status as an eligible Employee shall not be construed as a commitment that any Award will be made under the Plan to that eligible Employee or to eligible Employees generally.

          (b) Nothing in the Plan or in any Agreement or related documents shall confer upon any Employee or Participant any right to continue in the employment of the Company or any Affiliate or constitute any contract of employment or affect any right that the Company or any Affiliate may have to change such person’s compensation, other benefits, job responsibilities, or title, or to terminate the employment of such person with or without cause.

         14.   Tax Withholding. The Company shall have the right to withhold from any cash payment under the Plan to a Participant or other person (including a Successor or a Transferee) an amount sufficient to cover any required withholding taxes. The Company shall have the right to require a Participant or other person receiving Shares under the Plan to pay the Company a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the individual to cover all or any part of the required withholdings through a reduction in the number of Shares delivered or a delivery or tender to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under applicable laws.

15.	Amendment, Modification and Termination of the Plan and Agreements.

          (a) Except as limited in (b) below, (i) the Board may at any time and from time to time terminate, suspend or modify the Plan and (ii) the Committee may at any time alter or amend any or all Agreements under the Plan to the extent permitted by law. Notwithstanding the foregoing, the Company shall submit any amendment of the Plan for shareholder approval if the rules of the New York Stock Exchange or other applicable laws or regulations require shareholder approval of such amendment.

          (b) No termination, suspension, or modification of the Plan will materially and adversely affect any right acquired by any Participant or Successor or Transferee under an Award granted before the date of termination, suspension, or modification, unless otherwise agreed to by the Participant in the Agreement or otherwise, or required as a matter of law; but it will be conclusively presumed that any adjustment for changes in capitalization provided for in Sections 11.2 or 16 does not adversely affect these rights. Except as provided in Section 16, in no event may any Option or Stock Appreciation Right granted under the Plan (i) be amended to decrease the exercise price or strike price thereof, as the case may be, (ii) be cancelled in conjunction with the grant of any new Option or Stock Appreciation Right with a lower exercise price or strike price, as the case may be, (iii) be amended to provide for a cash buyout of the Option or Stock Appreciation Right if such Option or Stock Appreciation Right is not “in the money,” (iv) be subject to a voluntary surrender and subsequent grant of “in the money” Option or Stock Appreciation Right or (v) otherwise be subject to any action that would be treated, for accounting purposes or under the rules of the New York Stock Exchange, as a “repricing” of such Option or Stock Appreciation Right, unless such amendment, cancellation or action is approved by the Company’s shareholders in accordance with the rules of the New York Stock Exchange.

         16.    Adjustment for Changes in Capitalization. In the event of any equity restructuring (within the meaning of Statement of Financial Accounting Standards No. 123 (revised 2004), referred to as “FAS 123R”) that causes the per Share value of Shares to change, such as a stock dividend or stock split, the Committee shall cause there to be made an equitable adjustment to the number and kind of Shares or other securities issued or reserved for issuance pursuant to the Plan and to outstanding Awards (including but not limited to the number and kind of Shares to which such Awards are subject, and the exercise or strike price of such Awards) to the extent such other Awards would not otherwise automatically adjust in the equity restructuring; provided, in each case, that with respect to Incentive Stock Options, no such adjustment shall be authorized to the extent that such adjustment would cause such Incentive Stock Options to violate Section 422(b) of the Code or any successor provision; provided further, that no such adjustment shall be authorized under this Section to the extent that such adjustment would cause an Award to be subject to adverse tax consequences under Section 409A of the Code. In the event of any other change in corporate capitalization, which may include a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation of the Company to the extent such events do not constitute equity restructurings or business combinations within the meaning of FAS 123R, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number. In no event shall an outstanding Award be amended for the sole purpose of decreasing the exercise or strike price thereof, except in accordance with Section 15(b) of the Plan.

17. Fundamental Change. In the event of a proposed Fundamental Change, the Committee may, but shall not be obligated to:

          (a)   if the Fundamental Change is a merger or consolidation or statutory share exchange, make appropriate provision for the protection of the outstanding Options and Stock Appreciation Rights by the substitution of options, stock appreciation rights and appropriate voting common stock of the corporation surviving any merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation; or

          (b)   at least ten days before the occurrence of the Fundamental Change, declare, and provide written notice to each holder of an Option or Stock Appreciation Right of the declaration, that each outstanding Option and Stock Appreciation Right, whether or not then exercisable, shall be canceled at the time of, or immediately before the occurrence of the Fundamental Change in exchange for payment to each holder of an Option or Stock Appreciation Right, within ten days after the Fundamental Change, of cash equal to (i) for each Share covered by the canceled Option, the amount, if any, by which the Fair MarketValue (as defined in this Section) per Share exceeds the exercise price per Share covered by such Option or (ii) for each Stock Appreciation Right, the price determined pursuant to Section 10, except that Fair Market Value of the Shares as of the date of exercise of the Stock Appreciation Right, as used in clause (i) of Section 10, shall be deemed to mean Fair Market Value for each Share with respect to which the Stock Appreciation Right is determined in the manner hereinafter referred to in this Section. At the time of the declaration provided for in the immediately preceding sentence, each Stock Appreciation Right and each Option shall immediately become exercisable in full and each person holding an Option or a Stock Appreciation Right shall have the right, during the period preceding the time of cancellation of the Option or Stock Appreciation Right, to exercise the Option as to all or any part of the Shares covered thereby or the Stock Appreciation Right in whole or in part, as the case may be. In the event of a declaration pursuant to Section 17(b), each outstanding Option and Stock Appreciation Right granted pursuant to the Plan that shall not have been exercised before the Fundamental Change shall be canceled at the time of, or immediately before, the Fundamental Change, as provided in the declaration. Notwithstanding the foregoing, no person holding an Option or a Stock Appreciation Right shall be entitled to the payment provided for in this Section 17(b) if such Option or Stock Appreciation Right shall have terminated, expired or been cancelled. For purposes of this Section only, “Fair Market Value” per Share means the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per Share by the shareholders of the Company upon the occurrence of the Fundamental Change.

          18.   Dividends and Dividend Equivalents. An Award (other than an Option or Stock Appreciation Right) may, if so determined by the Committee, provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Shares subject to the Award (both before and after the Shares subject to the Award are earned, vested or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Shares, as determined by the Committee; provided, however, that in no event shall any dividend payments or dividend equivalent payments be paid out with respect to any unvested Awards that are subject to performance-based vesting conditions. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in Shares, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Share equivalents.

          19.   Corporate Mergers, Acquisitions, Etc. The Committee may also grant Options, Stock Appreciation Rights, Restricted Stock or other Awards under the Plan in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, restricted stock or other award granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the

Company or a Subsidiary is a party. The terms and conditions of the substitute Awards may vary from the terms and conditions set forth in the Plan to the extent as the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

          20.    Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Affiliates, the Committee, nor the Board of Directors shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor or Transferee. To the extent any person acquires a right to receive an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.

21.	Limits of Liability.

(a) Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

          (b) Except as may be required by law, neither the Company nor any member of the Board of Directors or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3.1(b) of the Plan) in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

          22.    Compliance with Applicable Legal Requirements. No Shares distributable pursuant to the Plan shall be issued and delivered unless the issuance of the Shares complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the exchanges on which the Company’s Shares may, at the time, be listed.

          23.    Deferrals and Settlements. The Committee may require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts.

          24.    Other Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

          25.    Beneficiary Upon Participant’s Death. To the extent that the transfer of a Participant’s Award at death is permitted by this Plan or under an Agreement, (i) a Participant’s Award shall be transferable to the beneficiary, if any, designated on forms prescribed by and filed with the Committee and (ii) upon the death of the Participant, such beneficiary shall succeed to the rights of the Participant to the extent permitted by law and this Plan. If no such designation of a beneficiary has been made, the Participant’s legal representative shall succeed to the Awards, which shall be transferable by will or pursuant to laws of descent and distribution to the extent permitted by this Plan or under an Agreement.

26.	Requirements of Law.

          (a) To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Minnesota without regard to its conflicts-of-law principles and shall be construed accordingly.

          (b) If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not effect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

TENNANT COMPANY
701 NORTH LILAC DRIVE
P.O. BOX 1452
MINNEAPOLIS, MN 55440

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 27, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Tennant Company in mailing proxy materials, you can consent to receiving all shareholder communications, including future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 27, 2010. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M20047-P87854	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TENNANT COMPANY			For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends a vote FOR all nominees listed.

Vote on Directors

1.	Election of Directors
Nominees:
01) William F. Austen 02) James T. Hale 03) H. Chris Killingstad

Vote on Proposals

The Board of Directors recommends that you vote FOR the following proposals:							For	Against	Abstain

2.	TO RATIFY THE APPOINTMENT OF KPMG LLP as the independent registered public accounting firm of the Company.						☐	☐	☐

3.	TO APPROVE the 2010 Stock Incentive Plan.						☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date	Signature (Joint Owners)			Date

TENNANT COMPANY
ANNUAL MEETING OF SHAREHOLDERS

10:30 a.m. CDT
Wednesday, April 28, 2010

Golden Valley Country Club
7001 Golden Valley Road
Golden Valley, MN 55427

Driving Directions:

FROM THE WEST:

Highway 55 East to Winnetka Avenue (stoplight). Left on Winnetka to Golden Valley Road. Right on Golden Valley Road for approximately one mile. Entrance to clubhouse on the right, just after the railroad tracks.

FROM THE SOUTH:

Interstate 494 West to Highway 100 North. 100 North to Highway 55 West. 55 West to Douglas Drive (stoplight). Right on Douglas Drive to Golden Valley Road (2nd light). Left on Golden Valley Road approximately 1/3 mile. Entrance to clubhouse on the left, before the railroad tracks.

FROM THE EAST: Downtown

Interstate 394 West to Highway 100 North. 100 North to Highway 55 West. 55 West to Douglas Drive (stoplight). Right on Douglas Drive to Golden Valley Road (2nd light). Left on Golden Valley Road approximately 1/3 mile. Entrance to clubhouse on the left, before the railroad tracks.

FROM THE NORTH:

Highway 100 South to Highway 55 West. 55 West to Douglas Drive (stoplight). Right on Douglas Drive to Golden Valley Road (2nd light). Left on Golden Valley Road approximately 1/3 mile. Entrance to clubhouse on the left, before the railroad tracks.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

M20048-P87854

TENNANT COMPANY
Annual Meeting of Shareholders
April 28, 2010 10:30 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Thomas Paulson and Heidi M. Wilson, and each of them, as Proxies, each with the power to appoint his/ her substitute, and hereby authorizes them or any of them to represent and to vote, as designated herein, all the shares of Common Stock of Tennant Company (the “Company”) held of record by the undersigned on March 1, 2010, at the Annual Meeting of Shareholders to be held on April 28, 2010, or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

This Proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the Tennant Company Profit Sharing and Employee Stock Ownership Plan (090984) (“Plan”). This Proxy, when properly executed, will be voted as directed. If voting instructions are not received by the proxy tabulator by April 23, 2010, I will be treated as directing the Plan’s Trustee to vote my shares held in the Plan in the same proportion as the shares for which the Trustee has received timely instructions from others who do vote OR my shares will not be voted.

THESE INSTRUCTIONS, WHEN PROPERLY EXECUTED, WILL BE FOLLOWED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED PARTICIPANT.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side